This agreement (sometimes referred to herein and in the attached Annex A as the "Label Agreement") is made as of October 28, 1999, between ANTRA MUSIC GROUP, INC., 1515 Locust Street, Philadelphia, PA 19102 (hereinafter "ANTRA") and LEGAL GRIND ENTERTAINMENT, INC. with an address at 9424 Dayton Way, Suite 250, Beverly Hills, CA 90210 (hereinafter "you" or "LGE").

1.       Term.

         (a) ANTRA hereby engages you to furnish exclusively to ANTRA Recordings by various artists to be determined in the manner provided in paragraph 2 hereof. The term of this agreement (the "Term") shall be for an initial period ("Initial Label Period") commencing on the date hereof and ending twenty-four
                  (24) months from the date hereof.

         (b) Additionally, you hereby grant ANTRA one (1) separate option to extend the term of this agreement for an additional Label Period ("Label Option Periods"). ANTRA may exercise said option by sending you a notice at any time before the end of the Initial Label Period. The Label Option Period shall commence upon the expiration of the Initial Label Period and shall end twenty-four (24) months thereafter.

 2.      Artists.
         (a) During the Term you shall offer to enter into an agreement (the "Furnishing Agreement") with ANTRA with respect to any artist with respect to whose recordings or recorded performances Reginald Turner (individually and collectively hereinafter referred to as a "Principal" or "Principals") or you have or control all or part of the recording and/or distribution rights directly or indirectly. As used herein "you" shall mean LGE, any Principal, or any of LGE's present or future shareholders, or any corporation or other entity owning or controlling any of the foregoing. Neither you nor any Principal nor any party described above shall enter into agreements for the Recordings or services of recording artists during the Term except as permitted herein. You shall submit at least five (5) Artists in each Label Period. You shall submit each of the following artists in the Initial Label Period (collectively, the "Initial Artists"): Shanelle Graham p/k/a "Shiva Black" and Jamal Brown; it being the intention of the parties hereto that you cannot deliver the services of any of the Initial Artists to a third party. In the event you fail to submit at least five (5) proposed artists within the first eighteen (18) months of each Label Period (or, if you fail to deliver the services of the Initial Artists within the first three months of the Initial Label Period for Shanelle Graham and the first nine months of the Initial Label Period for Jamal Brown), the Period shall be suspended until the date sixty (60) days after your submission of all required proposed artists, and the expiration of the term of the applicable Label Period shall be extended by the length of the suspension. Each artist whom you propose shall be submitted to ANTRA as follows:


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                  (i)      You shall deliver to the president and to the most
                           senior executive of A&R of ANTRA a finished Master Recording or a tape "demo" recording of no less than four (4) songs by such a proposed artist. You shall also supply any other information which will enable ANTRA to make an informed decision regarding the potential of such proposed artist, including without limitation the date(s) and location(s) of any live personal appearances by such artist which are then known to you together with pictorial and biographical material (to the extent available). Concurrently therewith you will send a notice to ANTRA's Vice President of Business and Legal Affairs, indicating that you are submitting an artist. At ANTRA's election and expense, ANTRA may require, in addition to or in lieu of the foregoing demo tapes, a personal audition by such proposed artist at a place designated by ANTRA. Notwithstanding anything contained herein, in connection with Shanelle Graham, you shall deliver master recordings constituting a full length album (including all interludes) within ninety (90) days after the full execution of this Agreement; such master recordings shall include finished, mixed and mastered versions of recordings you previously played for Joseph Marrone of ANTRA.

                  (ii) If within thirty (30) business days from the receipt of the material set forth above (or the audition described in (i) above, if such is requested) ANTRA has not accepted in writing such artist, ANTRA shall be deemed to have rejected such artist. In such event, you shall have no right to enter into recording agreements relating to such rejected artists during the term.

         (b) Your submission to ANTRA of any artist shall constitute your warranty and representation that there is (or will be within ten (10) days after ANTRA's notification to you of its acceptance of such artist) a contract covering such artist's recording services which enables you to perform your obligations to ANTRA under this agreement and that such contract shall be in accordance with the terms of the Furnishing Agreement attached as Annex A hereto and incorporated herein (hereinafter the "Artist Agreement"). An accepted artist is sometimes referred to herein as an "Artist." You and ANTRA shall be deemed to have entered into a Furnishing Agreement in the form attached hereto as "Annex A" with respect to each Artist submitted by you and accepted by ANTRA hereunder, and the terms and conditions under which you shall deliver the Recordings of such Artist shall be governed solely by the provisions of this agreement and the Furnishing Agreement with respect thereto. You agree with respect to each Artist accepted hereunder to have such Artist execute a document in the form of Exhibit A to the Furnishing Agreement (the "Inducement Letter"); you and ANTRA shall be deemed to have entered into a Furnishing Agreement with respect to an Artist upon the terms of "Annex A," as modified thereafter in accordance with this letter agreement as of the date on which ANTRA accepts such Artist, except that ANTRA may at any time refuse to continue to perform thereunder until you have delivered to ANTRA a copy of the Artist Agreement and Inducement Letter signed by Artist and all other applicable parties. Notwithstanding anything contained herein, if any Artist you furnish hereunder is less than 18 years of age, you will undertake all required legal and other proceedings to assure that contracts entered into between you and such Artist and between ANTRA and such Artist (in connection with the Inducement Letter, for example), will not be subject to rejection by such Artist because such Artist is less than the age of 18.

         (c) Except as specifically provided otherwise, you shall enter into agreements with Artists in a form substantially similar to the form of the Furnishing Agreement as annexed hereto, except where such terms are specifically related to you and not Artist. In no event shall you grant an Artist any right or agree to any restriction or obligation greater than granted to you in the Furnishing Agreement. In no event shall you modify such agreement (for example, but without limitation, rights with respect to option periods), without ANTRA's consent. Accordingly, notwithstanding the termination of this agreement, the provisions of the Furnishing Agreement with respect to each Artist will continue in effect.

         (d) It is understood that although both this agreement and the Furnishing Agreement annexed hereto as Annex A refer to "Term", "initial period" and " option period" such references to the term of the agreements are not intended to be coterminous, i.e., such terms used herein refer to the periods of this agreement and such terms as used in the Furnishing Agreement refer to the periods of the Furnishing Agreement unless indicated otherwise. Accordingly, notwithstanding the expiration or termination of the terms of this agreement, the provisions of the Furnishing Agreement with respect to each Artist will continue in effect.

         (e) In the event of any inconsistency or contradiction between this agreement and a Furnishing Agreement, the terms of this agreement shall govern.

  3.     Obligations of LGE.

         (a)      Album Artwork.

                  (i) In connection with each Album delivered hereunder, you shall prepare at your expense all Album Artwork (as hereinafter defined) and shall deliver camera-ready copies thereof to ANTRA not later than concurrently with the delivery of the master recordings for the applicable Album. Notwithstanding the foregoing, you shall not commence the production of any Album Artwork until ANTRA has approved the concept for such Album Artwork and the individuals whom you intend to engage to produce such Album Artwork. As used herein, the term "Album Artwork" means all artwork, photography and related materials, including without limitation all camera-ready mechanicals in disc, tape, CD and any other configuration required by ANTRA, for the packaging of each Album of each Recording Commitment in connection with this Agreement.

                  (ii) All Album Artwork shall contain all such materials, information, logos and other items that ANTRA customarily includes on its album packaging for albums (including, if applicable, advisory labels concerning lyrics), shall conform with the template ANTRA generally uses for its releases, shall not contain any readily-identifiable third-party product or logo, and shall be, in all respects, in conformity with all applicable governmental rules and regulations. All Album Artwork shall be subject to ANTRA's reasonable approval. ANTRA shall advise, consult with and assist you with respect to the foregoing requirements for the legal and manufacturing elements of Album Artwork.

                  (iii) Upon your delivery of Album Artwork for a particular Album, ANTRA shall determine the cost for the manufacture of packaging therefrom. If ANTRA determines that the manufacturing costs for any configuration will exceed ANTRA's then-current standard manufacturing costs for such configuration, ANTRA shall notify you prior to manufacturing packaging from such Album Artwork and give you the opportunity to redesign such Album Artwork so that the manufacturing costs do not exceed such standard costs. If you do not redesign the applicable Album Artwork to come within ANTRA's standard costs in all configurations within ten (10) days after ANTRA's notice to you, ANTRA shall have the right, at its election, to
                  (i) create different Album Artwork for such album if it is not reasonably possible for ANTRA to re-design such Album Artwork to come within ANTRA's standard costs (in which event you shall promptly repay to ANTRA all amounts paid or incurred by ANTRA in connection with such Album Artwork, and if you fail to do so, ANTRA may, in addition to its other rights and remedies, recoup such amounts from any and all advances, royalties, mechanical royalties and other monies payable hereunder), (ii) redesign the Album Artwork as provided by you to come within such standard costs in all configurations, or
                  (iii) use the Album Artwork provided by you, in which case you shall pay such excess manufacturing costs to ANTRA upon demand and, in addition to all of its other rights and remedies, ANTRA shall have the right to withhold a reserve from any monies otherwise payable hereunder in an amount reasonably related to the estimated amount of such excess and to recoup such excess from any and all monies payable hereunder.

                  (iii) In the event you do not deliver Album Artwork for any Album prior to or concurrently with the delivery of the master recordings for such

                  Album, ANTRA shall have the right to prepare such Album Artwork. Upon submission to you by ANTRA of a bill for the cost to prepare such Album Artwork, you shall promptly within fifteen (15) days reimburse ANTRA for the cost to prepare such Album Artwork; if you fail to make such payment, ANTRA shall have the right to deduct such amounts from any monies payable hereunder.

         (b) Street Teams. In connection with each Record delivered hereunder, you shall hire or cause to be hired at your expense national "street" promotion teams to promote Records released hereunder throughout the United States, including without limitation, in retail stores, clubs, schools, record pools, parties, parks, concerts, sporting events, magazines, newsletters and tip sheets, restaurants, malls and arcades. Such street promotion should include, without limitation, flyers, stickers and snipes.

  4.     Territory.

         The territory of this agreement and of each Furnishing Agreement shall be the universe.

  5.     Obligations of Principal.

         This agreement is expressly conditioned on the following:

         (a) It is understood and agreed that the active participation of the Principals in your business affairs, and their active participation in the performance of your obligations hereunder are a vital part of this agreement. During the term, the Principals shall render their services related to the recording industry exclusively to ANTRA. Neither you nor any Principal may have a direct or indirect interest in any Recording or recording agreement unless such Recording or agreement is subject hereto.

         (b) In the event of the death or incapacity of any Principal and/or in the event that any Principal shall cease for whatever reason to be actively engaged in your management in a controlling capacity or shall cease to perform his obligations hereunder or under the Furnishing Agreements, ANTRA shall have the right, without liability of any kind whatsoever, by giving you written notice thereof, (i) to terminate the Term of this agreement, as of the date of such notice subject to ANTRA's other rights herein; (ii) to continue with the term of this agreement (subject to ANTRA's rights and/or remedies provided herein and in the Furnishing Agreements); and/or (iii) in the event of such cessation of services is not caused by death or permanent incapacitation, to demand and receive from you the return of all unrecouped Advances hereunder. Notwithstanding the foregoing, in the event that ANTRA terminates the Term of this agreement pursuant to this paragraph, ANTRA's obligations regarding Advances and royalties shall be set forth in your agreement with the Artist concerned.

         (c) In connection with each Record to be released by ANTRA hereunder,


  6.     Advances.

         (a) Except as otherwise specifically provided herein, all monies paid to you, or paid at your request, or paid by ANTRA on your behalf during the Term of this agreement or of the Furnishing Agreements (other than royalties paid pursuant to Article 11 of the Furnishing Agreements) shall be deemed Advances against and recoupable from royalties payable pursuant to the Furnishing Agreements as provided in paragraph 7 below.

         (b) During each Label Period (the initial Label Period and the Label Option Period), ANTRA will advance Recording Costs incurred in connection with the creation of demonstration recordings for artists that are submitted for ANTRA's consideration hereunder, provided you submit a budget in advance of commencing such recordings and such Recording Costs, as embodied in the budget, have been pre-approved by ANTRA. Any and all such Recording Costs incurred in connection with a submitted artist who becomes an Artist hereunder shall reduce and be deducted from the Recording Fund for the first Album to be Delivered by you for the Artist concerned.

  7.     Royalties.

         (a) Pursuant to Article 7 of the Furnishing Agreements, ANTRA has agreed to pay you certain royalties in connection with the sale of records thereunder. The royalties set forth therein are inclusive of any royalty you may be required to pay the Artist, the individual producer of any Masters and any other third parties, and you shall be solely responsible for the payment of royalties to (i) each Artist in accordance with the exclusive recording agreement between you and each such Artist ("Artist Agreement") and (ii) each individual producer of the Masters. You shall notify ANTRA of the royalty which you must pay each Artist in accordance with the Artist Agreement as well as any royalty which you must pay an independent third party producer (i.e., excluding Principal, Artist, or any person under contract to you or Artist). With respect to each Artist, the royalties payable to Artist and the independent producers shall be called the "Artist Share." The share of royalties pursuant to Article 7 of the Furnishing Agreements retained by you after payment of the Artist's Share shall be called the "Label Share." The royalty provisions of the Artist Agreements shall be such that in no event shall the Label Share with respect to any Artist be less than four percent (4%) on USNRC Net Sales of LPs (with proportionate reductions on all sales for which reduced royalties are payable under the Furnishing Agreements). The Term "Label Share" as used in this agreement and the Furnishing Agreements shall also sometimes be deemed to refer to all the label Shares of the Furnishing Agreements collectively.

         (b) All advances or other offsets with respect to a particular Artist (as distinguished from such payments made to you which do not flow to the benefit of a particular Artist) shall be recouped vis-a-vis the Artist at the Artist Share royalty rate. All Advances made by you to any Artist shall be charged to that Artist's royalty account. If an Artist account is so recouped, then ANTRA shall make applicable royalty payments on your behalf, to such Artist.

         (c) The Label Share with respect to recordings of any particular Artist may be used to recoup any Advances or other offsets with respect to such Artist which have not been recouped from Artist Share or may be used to recoup any Advances which may be made to you.

         (d) You or Artist shall be responsible for engaging any producer rendering producing services under a Furnishing Agreement. Any such agreement with a producer must provide that such producer will be responsible for any recording Costs which cause the Artist to exceed the budget or Recording fund (as the case may be) provided in the Furnishing Agreement applicable to such Artist, and that, in addition to any other remedies ANTRA may have, such overage may be used as an offset against any amounts payable to such producer. Any such agreement shall also provide that the Producer shall look solely to you for payment of his advances, fees, royalty accountings and payments. To the extent such royalties in the producer account exceed advances paid to such producer and other amounts which may be offset against such royalties, you or Artist shall timely and properly make such excess payments to such producer.

  8.     Direct Engagement.

         In the event ANTRA exercises or intends to exercise its right to extend a Furnishing Agreement for an option period and you do not desire to continue to furnish such Artist's services, then you shall so advise ANTRA and, if ANTRA so elects, you shall assign ANTRA all your rights from such date onwards with respect of such Artist and such Artist's Recordings, and you shall have no interest therein.

  9.     Furnishing Agreements.

         It is understood that the Furnishing Agreements contain various obligations on ANTRA's part which relate to a particular Artist and not to other Artists. Accordingly, your remedies relating to obligations regarding one Artist's Furnishing Agreement shall not apply to other Furnishing Agreements.

  10.    Incorporation By Reference.

         The terms and conditions of the Furnishing Agreements are incorporated herein by reference as fully and completely as if set forth herein, including, but not limited to, all recitals, warranties and acknowledgments therein. Any word not specifically herein defined shall bear the meaning ascribed to it in the Furnishing Agreements. In particular but without limitation, the validity, construction, jurisdiction, cure, recourse, and notice provisions of the Furnishing Agreement shall be deemed to govern this agreement.

  11.    Unique Services.

         You acknowledge that the Principal's services hereunder and the rights and privileges granted to ANTRA in connection with the Principal's abilities as a talent finder and record company executive are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages in an action at law, and that a breach by the Principal of the provisions of this agreement will cause ANTRA great and irreparable injury and damage, and that ANTRA shall be entitled to injunctive and other equitable relief, in addition to whatever legal remedies are available to ANTRA, to prevent or cure any such breach or threatened breach.

  12.    Compensation.

         Neither you nor Principal shall be entitled to any compensation for your services hereunder, except as specifically set forth herein or in the Furnishing Agreement.

  13.    Marketing.

         Provided that an inadvertent failure to consult with you will not be deemed a breach hereof, at your request, during the term hereof, ANTRA will endeavor to consult with you regarding the initial United States marketing campaign in connection with each Album Delivered in fulfillment of a Recording Commitment under each Furnishing Agreement hereunder.

  14.    Entire Agreement.

         This writing sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, and no modification, amendment, waiver, or discharge of this document shall be binding upon you or us unless confirmed by a written instrument signed by an officer of the company to be charged. No waiver of any provision of or default under this agreement nor any failure to exercise rights hereunder shall prejudice our rights or your rights thereafter, nor shall it form precedent for the future.

         If the foregoing corresponds to your understanding as it does ours, please so indicate by signing below.

         Very truly yours,                         AGREED AND ACCEPTED:

         ANTRA MUSIC GROUP, INC.                   LEGAL GRIND
                                                   ENTERTAINMENT, INC.


         By:/s/                                    By:/s/
            -----------------------                   --------------------------
                                                      An Authorized Signatory
                                                   Federal Tax ID No. 95-4693760

                                     ANNEX A


                             ANTRA MUSIC GROUP, INC.
                               1515 Locust Street
                             Philadelphia, PA 19102

                                                   Dated: As of October 28, 1999


Legal Grind Entertainment, Inc.
9424 Dayton Way, Suite 250
Beverly Hills, CA 90210
Attn: Reginald Turner

Dear Reginald:

         The following constitutes your and our agreement ("Contract"):

         1. Services. During the term of this Contract ("Term") you shall, in accordance with the provisions hereof, furnish to us in the Territory the exclusive recording services of ____________ p/k/a ____________(hereinafter collectively and individually referred to as "Artist") and furnish to us the services of one (1) or more producers for the purpose of recording and delivering to us Masters featuring the performances of Artist.

         2. Term.

                  (a) The Term shall consist of an "Initial Period" and of the "Renewal Periods" for which we shall have exercised the options hereafter provided. We shall have seven (7) separate options, each to extend the Term for a Renewal Period. The Initial Period and each Renewal Period are each hereafter sometimes referred to generally as a "Contract Period." Each Renewal Period is hereafter sometimes referred to respectively in chronological order as the "First Renewal Period," "Second Renewal Period," "Third Renewal Period," "Fourth Renewal Period," "Fifth Renewal Period," "Sixth Renewal Period" and "Seventh Renewal Period." We may exercise each option to extend the Term for a Renewal Period by giving you notice of our election to do so at any time prior to the commencement of the Renewal Period for which our option is exercised;




                           (b) (i) The Initial Period shall commence on
                  the date hereof and shall continue until the date nine (9) months, or such fewer number of days of which we may advise you in writing, after the initial release in the United States, if any, of the Album required to be delivered to us in fulfillment of the "Recording Commitment" (defined below) hereunder for the Initial Period, which initial release, for purposes of this subparagraph 2(b)(i) only, shall be deemed to occur on the earlier of: (1) the date of the actual initial release in the United States, if any, of that last Album; or

                           (2) the date that is one hundred twenty (120) days
                  after your delivery to us of that last Album. No days between November 15 and February 15 of the next calendar year shall be taken into account for purposes of determining the duration or end of that one hundred twenty (120) day period referred to in the immediately preceding sentence; and

                           (ii) Each Renewal Period shall run consecutively,
                  shall commence upon the expiration of the immediately preceding Contract Period and shall continue until the date nine (9) months, or such fewer number of days of which we may advise you in writing, after the initial release in the United States, if any, of the Album required to be delivered to us in fulfillment of the Recording Commitment for that Renewal Period, which initial release, for purposes of this subparagraph 2(b)(ii) only, shall be deemed to occur on the earlier of: (1) the date of the actual initial release in the United States, if any, of that last Album; or (2) the date that is sixty (60) days after your delivery to us of that last Album. No days between November 15 and February 15 of the next calendar year shall be taken into account for purposes of determining the duration or end of that sixty (60) day period referred to in the immediately preceding sentence; and

                  (c) Notwithstanding the foregoing, if as of the last date on which we have the right to extend the Term for a Renewal Period pursuant to subparagraph (b)(i) or (b)(ii) above, we have failed to exercise our option to extend the Term for the next Renewal Period, the then-current Contract Period nonetheless shall continue until you notify us in writing of that failure, referring specifically to this subparagraph 2(c). If we fail to exercise our option to extend the Term for the next Renewal Period on or before the date that is sixty (60) days after we receive that specific written notice from you, then the Term shall end on the date that is sixty (60) days after we receive that notice from you, as if that date were the original expiration date of the Term, without any liability or additional obligation to you in connection therewith.

         3. Recording Commitment.

                  (a) Your "Recording Commitment" is as follows: During each Contract Period, you shall deliver to us, at a minimum, commercially satisfactory Masters featuring the vocal performances of Artist sufficient to constitute one (1) LP, plus, at our option, Masters sufficient to constitute one additional (1) Optional LP; provided, however, that in the aggregate, without your prior consent, you shall not have the obligation to deliver to us hereunder in excess of seven
         (7) Required Albums. We may exercise our option for the Optional LP to be recorded and delivered to us during a Contract Period by giving you reasonable, written notice of our election to do so at any time prior to the expiration of that Contract Period. Each Album required to be delivered to us in fulfillment of your Recording Commitment is hereinafter sometimes referred to generally as a "Required Album." Accordingly, you might be required to deliver to us as many as seven
         (7) Required Albums. The Required Albums are sometimes referred to as the "First Album," "Second Album," "Third Album," "Fourth Album," "Fifth Album, "Sixth Album" and "Seventh Album," respectively; and

                  (b) You shall deliver to us the First Album no later than ninety (90) days after the date hereof. During each Renewal Period, you shall deliver to us the Required Album no later than three (3) months after the commencement of the particular Renewal Period. You shall not without our prior written consent (which we shall not unreasonably withhold), however, either (i) commence the recording of any Masters for any Required Album prior to the date that is ten (10) months after the date of your delivery to us of the immediately-prior Required Album or (ii) deliver to us a Required Album prior to the date that is twelve
         (12) months after the date of your delivery to us of the immediately-prior Required Album. Notwithstanding anything to the contrary contained herein, you shall deliver to us each Required Album as and when required hereunder so that all eight (8) Required Albums are delivered to us within seven (7) years after the date hereof.

         4. Recording Procedures.

                  (a) You shall designate and submit to us for our approval the producer of each of the Masters, the Musical Compositions or other Selections which shall be embodied in those Masters, all other individuals rendering services in connection with the recording of those Masters, the studios at which those Masters shall be recorded, and the dates of recording of those Masters (collectively referred to as "Recording Elements"). You shall also prepare and submit to us for our approval, a proposed budget for all "Recording Costs" (as defined below) setting forth in such detail as is reasonably required by us all costs and expenses to be paid or incurred for the production, recording and delivery to us of the Masters ("Recording Budget"). No recording sessions shall be commenced nor shall any commitments be made or costs incurred hereunder with respect to any Masters unless and until we shall have approved in writing each Recording Element and the Recording Budget for those Masters. If we shall disapprove of any Recording Element submitted by you or of the Recording Budget submitted by you, then our decision (including, at our election, our designation of the Recording Budget or of one (1) or more Recording Elements in substitution for the Recording Budget or any Recording Elements submitted by you and disapproved by us) shall be final;

                  (b) You shall furnish to us at such times as we shall require all union contract forms, report forms, invoices and other information that we shall require so that we promptly may pay all Recording Costs, otherwise comply with any of our obligations in connection with the Masters, release Phonograph Records embodying the Masters and otherwise exploit the Masters;

                  (c) At our election, recording sessions for the Masters shall be conducted under our or our designee's recording license;

                  (d) Our representatives may attend recording sessions for the Masters;

                  (e) You shall deliver to us the Masters promptly after their completion. All original session tapes and any derivatives or reproductions thereof shall be delivered to us concurrently, or, at our election, maintained at a recording studio or other location designated by us, in our name and subject to our control. Each Master shall be subject to our approval as commercially and technically satisfactory for the manufacture and sale of Phonograph Records, and, upon our request, you shall re-record any Musical Composition or other Selection until a Master that is commercially and technically satisfactory to us shall have been obtained;

                  (f) Each Master shall embody Artist's vocal and instrumental performances as the sole featured artist of a single Musical Composition and shall be newly-recorded in its entirety in a recording studio. Accordingly, no Masters shall be recorded in whole or in part at live concerts or other live performances. Each Required Album shall embody recordings of no fewer than ten (10) and no more than thirteen
         (13) Musical Compositions. You shall not record or deliver hereunder nor shall we be obligated to accept Masters constituting a Multiple Album. If, however, you shall do so and we shall accept those Masters hereunder, then, at our election, for the purpose of calculating the number of Masters recorded and delivered hereunder, those Masters shall be deemed to constitute only one (1) Album;

                  (g) Any Master Recording which is not recorded or delivered in all respects in accordance with the terms hereof shall not apply towards the fulfillment of your Recording Commitment, unless we otherwise consent in writing. Furthermore, if we shall make any payments with respect to any Master Recording which is not recorded for or delivered to us in all respects in accordance with the terms hereof, you shall pay to us, upon our demand, the amount thereof and, without limiting our other rights and remedies, we may deduct that amount paid or incurred by us for any reason from any monies payable by us hereunder; and

                  (h) If for any reason you delay the commencement of or you or Artist are unavailable for any recording sessions for the Masters, you shall pay us, upon our demand, an amount equal to the expenses or charges paid or incurred by us by reason thereof. Without limiting our other rights and remedies, we may deduct that amount paid or incurred by us for any reason from any monies payable to you and/or Artist by us hereunder.

         5. Recording Costs.

                  (a) We shall pay the Recording Costs of those Masters recorded at recording sessions conducted in accordance with the terms hereof in an amount not in excess of the approved Recording Budget. If the Recording Costs of any Masters shall exceed the Recording Budget therefor designated by us or approved by us in writing for any reason, you shall be solely responsible for and shall pay promptly the excess. If, however, we pay the excess, you shall pay to us, upon our demand, the amount thereof and, without limiting our other rights and remedies, we may deduct all such amounts paid or incurred by us for any reason from any monies payable to you and/or Artist by us hereunder. You shall be solely responsible for and shall pay any payments to any individuals rendering services in connection with the recording of the Masters which exceed union scale unless the excess and the recipient thereof shall have been specified in the approved Recording Budget. You shall also be solely responsible for and shall pay any penalties incurred for late payments caused by your or Artist's delay in submitting union contracts forms, report forms, or invoices or other documents. If, however, we pay any excess not approved by us in writing or any penalties, you shall pay to us, upon our demand, the amount thereof, and, without limiting our other rights and remedies, we may deduct that amount from any monies payable to you and/or Artist by us hereunder; and

                  (b) The term "Recording Costs" shall include, without limitation, all minimum union scale payments made to you or Artist, all payments made to any other individuals rendering services in connection with the production and recording of the Masters (including, without limitation, the individual producers and co-producers of the Masters), all other payments which are made pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between us and any union or guild (including, without limitation, payroll taxes and payments to union pension and welfare funds and/or health and retirement funds), all amounts paid or incurred for studio or hall rentals, tape, engineering, editing, mixing, remixing, instrument rentals and cartage, mastering, transportation and accommodations, immigration clearances, trademark and service mark searches and clearances, any so-called "per diems" for any individuals (including you or Artist) rendering services in connection with the recording of the Masters, together with all other amounts paid or incurred in connection with the production, recording and delivery to us of the Masters. Recording Costs shall be recoupable from royalties payable by us hereunder.

         6. Rights.

                  (a) All Master Recordings and Audio-Visual Recordings recorded during the Term which embody Artist's performances, from the inception of the recording thereof, and all artwork created for use in connection with any reproduction thereof ("Artwork") shall be deemed, for purposes of copyright law throughout the universe, works made for hire for us and all other persons rendering services in connection with those Master Recordings, Audio-Visual Recordings and Artwork as our employees for hire. Those Master Recordings and Audio-Visual Recordings, from the inception of the recording thereof, and all Phonograph Records and other reproductions made therefrom, together with the performances embodied therein and all copyrights therein and thereto and all renewals and extensions thereof, and all Artwork and all copyrights in and to all Artwork and all renewals and extensions thereof, shall be entirely our property throughout the universe, free of any claims whatsoever by you or Artist, or any other person, firm, or corporation. Accordingly, we shall have the exclusive right to obtain registration of copyright (and all renewals and extensions) throughout the universe in those Master Recordings, Audio-Visual Recordings and Artwork in our name, as the owner and author thereof. If for any reason we shall be deemed not to be the author of those Master Recordings, Audio-Visual Recordings or Artwork, this Contract shall constitute an irrevocable transfer to us of ownership of copyright (and all renewals and extensions) throughout the universe in those Master Recordings, Audio-Visual Recordings or Artwork (as applicable) and, accordingly, you and Artist hereby grant, transfer, convey and assign directly to us the entire right, title and interest throughout the universe, including, without limitation, the copyright, the right to secure copyright registration and any and all copyright renewal rights, in and to all Master Recordings and Audio-Visual Recordings recorded during the Term which embody Artist's performances and in and to all Artwork;

                  (b) You shall, upon our request, cause to be executed and delivered to us transfers of ownership of copyright (and all renewals and extensions) in those Master Recordings, Audio-Visual Recordings and Artwork and any other documents as we may deem necessary or appropriate to vest in us the rights granted to us in this Contract, and you hereby irrevocably appoint us your attorney-in-fact for the purpose of executing those transfers of ownership and other documents in your names;

                  (c) Without limiting the generality of the foregoing, we and any person, firm, or corporation designated by us shall have the exclusive, perpetual right throughout the universe to manufacture, sell, distribute and advertise Phonograph Records, Audio-Visual Records and other reproductions embodying those Master Recordings or Audio-Visual Recordings under any trademarks, trade names or labels, and to lease, license, convey and otherwise exploit and use those Master Recordings by any method (whether now known or unknown) and in any medium (whether now known or unknown) and to perform publicly Phonograph Records, Audio-Visual Records and other reproductions embodying those Master Recordings or Audio-Visual Recordings, all upon such terms as we may approve, or we may refrain from doing any or all of the foregoing;

                  (d) If you or Artist are entitled to any reversion of the copyright or other right, title and interest in and to Masters (or any of them) pursuant to the laws of the United States or any other country of the world, and that reversion is effected, then you and Artist hereby irrevocably license to us exclusively the entire worldwide right, title and interest, including, without limitation, the copyright in and to any such Master so acquired by you or Artist pursuant to the laws of the United States or any other country of the world, all for the duration of the copyright (and any renewals or extensions thereof) in and to such Master ("License Period"). In that event, we and any person, firm or corporation designated by us shall have the exclusive right throughout the universe during the License Period to manufacture, sell, distribute and advertise Phonograph Records, Audio-Visual Records and other reproductions embodying the Masters or Audio-Visual Recordings under any trademarks, trade names or labels or to lease, license, convey and otherwise exploit and use those Masters or Audio-Visual Recordings by any method (whether now known or unknown) and in any medium (whether now known or unknown) and to perform publicly Phonograph Records, Audio-Visual Recordings and other reproductions embodying the Masters or Audio-Visual Recordings all upon such terms as we may approve, or we may refrain from doing any or all of the foregoing, all in accordance with the provisions of this Contract. We shall have no obligation to pay to you or Artist any monies in connection with the grant set forth in this subparagraph 6(d) except that we shall continue to credit to your royalty account hereunder royalties earned by you in accordance with the provisions hereof on exploitations of the Masters occurring during the License Period as if we had continued to own the entirety of all right, title and interest, including, without limitation, the copyright in and to the Masters or Audio-Visual Record Recordings in accordance with the provisions of subparagraph 6(a), (b) and (c) above. You expressly acknowledge and agree that no provision of any applicable law, rule or regulation (including, without limitation, the copyright laws and regulations of the United States or Canada) permits you or Artist to terminate the transfer, grant, conveyance or assignment to us of the copyright in and to Master Recordings or Audio-Visual Recordings provided in this paragraph 6 or any other reversion of the copyright or other right, title and interest in and to the Masters. If any such law, rule or regulation shall apply at any time after the date hereof, you and Artist shall not exercise any rights pursuant to that law, rule or regulation; and

                  (e) All matters relating to trademarks, notices, including, without limitation, UPC symbols (i.e., barcoding), or disclosures deemed advisable by us or our attorneys, and any matter other than the cover layout and the picture of the art to be used on the particular Required Album will be determined by us in our sole discretion.

         7. Name and Likeness.

                  (a) We and any person, firm or corporation designated by us shall have the perpetual, worldwide right to use and to permit others to use your and Artist's name (both legal and professional, and whether presently or hereafter used by you or Artist), likeness, and other identification, and biographical material concerning you and Artist, and the name and likeness of any producer rendering services in connection with Master Recordings recorded during the Term for purposes of trade and advertising. We shall have the further right to refer to you and Artist during the Term as our exclusive recording artist and you and Artist in your activities in the entertainment field shall use reasonable efforts to be billed and advertised during the Term as our exclusive recording artist. The fights granted to us pursuant to this subparagraph 7(a) with respect to your and Artist's name, likeness, other identification and biographical material concerning you and Artist shall be exclusive during the Term and nonexclusive thereafter. Accordingly, but without limiting the generality of the foregoing, you and Artist shall not authorize or permit any person, firm, or corporation other than us to use during the Term your or Artist's legal or professional name or your or Artist's likeness in connection with the advertising or sale of Phonograph Records. Notwithstanding anything to the contrary contained herein, during the Term, you and Artist shall not use any name other than the professional name utilized by you and Artist as of the date of this Contract without first obtaining our prior written consent thereto;

                  (b) You and Artist are the sole owners of each of your respective professional names used by you and Artist during the Term and no other person, firm or corporation has or will have the right to use that name in connection with Phonograph Records during the Term. We shall have the right, at our election, to cause a search to be instituted to determine whether there have been any third party uses of any names used by you and Artist for Phonograph Record purposes. Further, we shall have the right, at our election, to apply for registration of your and/or Artist's names to be made in favor of you and/or Artist for Phonograph Record and/or other entertainment purposes in the United States Patent and Trademark Office or such other federal institution as may then be charged with accepting those registrations. Any amounts paid by us in connection with any search or registration shall be deemed to be Recording Costs pursuant to subparagraph 5(b) above. If any search undertaken by us indicates or leads us reasonably to believe that your and/or Artist's name should not be used hereunder, then you and/or Artist (as the case may be) and we shall determine mutually a substitute name to be used. Nothing contained herein shall release you from your indemnification of us in respect of our use of any of your and/or Artist's names, whether legal or professional or otherwise; and

         8. Advances. We shall pay to you as advances recoupable from royalties earned by you and Artist hereunder the following amounts for the following Required Albums payable at the following times:

                  (a) For the First Album, Ten Thousand Dollars ($10,000), payable promptly after the execution of this Contract and Forty Thousand Dollars ($40,000) on or before November 23, 1999 (collectively the "Execution Advance"), and the Fund Balance (defined below) payable promptly after the "Delivery Date" (defined below) for the First Album. The "Recording Fund" for the First Album shall be Two Hundred Fifty Thousand Dollars ($250,000); and

                  (b) For each Required Album other than the First Album: (A) the "Pre-Delivery Payment" (defined below), payable promptly after our receipt of your written notice indicating that recording sessions for the Required Album for which the advance is payable have actually commenced in accordance with all of the terms of this Contract (including, without limitation, the provisions of subparagraph 4(a) above); and (B) the Fund Balance (defined below), payable promptly after the Delivery Date. For each Required Album, if any, after the First Album, the Recording Fund shall be the amount set forth in the Schedule below:

                                    SCHEDULE

                  (c) The term "Pre-Delivery Payment" shall mean an amount equal to five percent (5%) of the "Amount" for the applicable Required Album set forth in the Schedule above. The term "Fund Balance" shall mean the amount by which the Recording Fund exceeds the aggregate of the Recording Costs for the applicable Required Album, the Pre-Delivery Payment for the applicable Required Album (or the Execution Advance with respect to the First Album) and any other advances paid in connection with the applicable Required Album. The term "Delivery Date" shall mean the later of the date of your delivery to us of all Masters constituting the applicable Required Album in accordance with all of the terms of this Contract and the date on which we determine the aggregate Recording Costs for that Required Album; and

                  (d) You acknowledge and agree that any and all advances paid by us hereunder shall constitute prepayment of session union scale to you and/or Artist, and you and Artist agree to timely complete and appropriately deliver any documentation required by the applicable union to document and effectuate each such prepayment.

         8A. Minimum Annual Compensation

                  (a) The aggregate amount of the compensation paid to you under this agreement shall not be less than the "Designated Dollar Amount" (as defined below) per Fiscal Year. "Fiscal Year", in this paragraph, means the annual period beginning on the date of commencement of the Term, and each subsequent annual period through the seventh such annual period, during the Term.

                  (b) If you have not received compensation equal to the Designated Dollar Amount under this agreement for a Fiscal Year, we shall pay you the amount of any deficiency before the end of that Fiscal Year; at least forty (40) days before the end of each Fiscal Year you shall notify us if you have not received compensation equal to the Designated Dollar Amount under this agreement for that Fiscal Year, and of the amount of the deficiency. Each such payment shall constitute an Advance and shall be applied in reduction of any and all monies due or becoming due to you under this agreement. We may not withhold or require you to repay any payment made to you pursuant to or subject to this paragraph 8A.

                  (c) As used in this paragraph 8A, the "Designated Dollar Amount" shall be:

                           (1) Nine Thousand Dollars ($9,000) for the first
                  Fiscal Year of this agreement;

                           (2) Twelve Thousand Dollars ($12,000) for the second
                  Fiscal Year of this agreement; and

                           (3) Fifteen Thousand Dollars ($15,000) for each of
                  the third through seventh Fiscal Years of this agreement.

If in any Fiscal Year the aggregate amount of the compensation paid to you under this agreement exceeds the Designated Dollar Amount, such excess compensation shall apply to reduce the Designated Dollar Amount for any subsequent Fiscal Years.

                  (d) You acknowledge that this paragraph is included to avoid compromise of our rights (including our entitlement to injunctive relief) by reason of a finding of applicability of California law, but does not constitute a concession by us that California law is actually applicable.

         9. Royalties.

                  (a) In consideration of our copyright ownership set forth herein, any rights licensed to us herein, our right to use your and Artist's name, likeness and biographical materials as provided herein, and the other agreements, representations and warranties contained herein, on Net Sales of Phonograph Records embodying Masters, we shall pay to you a royalty computed by multiplying the Royalty Base Price, less the deductions hereafter provided, by the applicable royalty rate set forth below:

                  (i) On Phonograph Records sold in the United States the royalty rate shall be:

                           (A) Eighteen percent (18%) on the First Album, Second Album, Third Album, Fourth Album, Fifth Album, Sixth Album and Seventh Album;

                           (B) Eleven percent (11%) on Singles;

                  (ii) On Phonograph Records sold in Canada the royalty rate shall be:

                           (A) Fourteen percent (14%) on Albums; and

                           (B) Nine percent (9%) on Singles;


                  (iii) On Phonograph Records sold in the United Kingdom the royalty rate shall be:

                           (A) Fourteen percent (14%) on Albums; and

                           (B) Nine percent (9%) on Singles;

                  (iv) On Phonograph Records sold in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Holland, Italy, Norway, Portugal, Spain, Sweden or Switzerland, the royalty rate shall be:

                           (A) Twelve percent (12%) on Albums; and

                           (B) Eight percent (8%) on Singles;


                  (v) On Phonograph Records sold in Japan, Australia or New Zealand, the royalty rate shall be:

                           (A) Twelve percent (12%) on Albums; and

                           (B) Eight percent (8%) on Singles; and


                  (vi) On Phonograph Records sold outside the United States, Canada, the United Kingdom and those countries set forth in subparagraphs

9(a)(iv) and (v) above, the royalty rate shall be:

                           (A) Nine percent (9%) on Albums; and

                           (B) Five and one half percent (5.5%) on Singles;

         (b) Notwithstanding the foregoing:

                  (i) (A) On Phonograph Records sold through a direct mail or mail order distribution method (including, without limitation through so-called "record clubs"), or through any combination of the foregoing, the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate, but in no event shall your royalty in respect of those sales exceed an amount equal to fifty percent (50%) of the Net Receipts from the sale of those Phonograph Records (whether or not sold by an affiliate of ours);

                      (B) On Phonograph Records sold through retail stores in connection with special radio or television advertisements (sometimes referred to as "key outlet marketing") ("Key Outlet Campaign") whether alone or in combination with any direct mail or mail order distribution method, the royalty rate shall be one hundred percent (100%) of the otherwise applicable royalty rate and notwithstanding anything to the contrary herein, we shall have the right to recoup fifty percent (50%) of any and all of the costs paid or incurred by us or our licensees in respect of such Key Outlet Campaigns from any and all royalties earned by you under this Contract;

                  (ii) On Phonograph Records sold for use as premiums or in connection with the sale, advertising, or promotion of any other product or service, the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate and the Royalty Base Price of those Phonograph Records shall be deemed to be an amount equal to the monies actually received by us from the sale of those Phonograph Records, unless manufactured and sold by an affiliate or licensee of ours, in which event the Royalty Base Price shall be deemed to be the price used by that affiliate or licensee in accounting to us;

                  (iii) On Mid-Price Records the royalty rate shall be two-thirds (2/3) of the otherwise applicable royalty rate, and on Budget Records the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate;

                  (iv) On Phonograph Records sold to the United States Government, its subdivisions, departments or agencies (including Phonograph Records sold for resale through military facilities) or to educational institutions or libraries, the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate;

                  (v) On Long-Play Singles, the royalty rate shall be one half (1/2) of the otherwise applicable royalty rate for Albums, and on EPs the royalty rate shall be two-thirds (2/3) of the otherwise applicable royalty rate for Albums;

                  (vi) On Multiple Albums, the royalty rate shall be the lesser of: (A) the otherwise applicable royalty rate and (B) the otherwise applicable royalty rate multiplied by a fraction, the numerator of which is the Royalty Base Price of the Multiple Album and the denominator of which is the product of the Royalty Base Price of a top-line single-disc Album in the configuration in question and the number of discs contained in the Multiple Album;

                  (vii) On Phonograph Records in the form of Digital Records the royalty rate shall be:

                           (A) Seventy Five percent (75%) of the otherwise
                  applicable royalty rate for all Digital Records other than Compact Discs; and

                           (B) Eighty percent (80%) of the otherwise applicable
                  royalty rate on Compact Discs;

                  (viii) On Masters licensed by us to others for their manufacture and sale of Phonograph Records or for any other uses (other than those for which a royalty is payable in accordance with subparagraph (x)(B) below), your royalty shall be an amount equal to fifty percent (50%) of our Net Receipts from the sale of those Phonograph Records or from those other uses of the Masters;

                  (ix) On Audio-Visual Recordings embodying the performances of Artist, your royalty shall be as follows:

                           (A) On Audio-Visual Records your royalty shall be
                  computed in accordance with the provisions of this paragraph 9 applicable to Albums, except on sales of Audio-Visual Records in the United States the royalty rate pursuant to subparagraph 9(a)(i) above shall be deemed to be eighteen percent (18%) and on sales of Audio-Visual Records outside of the United States the royalty rate pursuant to subparagraphs 9(a)(ii) through 9(a)(v) above shall be deemed to be twelve percent (12%). Notwithstanding anything to the contrary contained herein, the royalty payable to you pursuant to this subparagraph (ix)(A) on the exploitation of Audio-Visual Recordings in the United States or Canada shall be inclusive of any royalties or other monies required to be paid or incurred by us (or otherwise deducted from monies payable to us) to any person, firm or corporation for the synchronization, reproduction and/or public performance of any Selection in the Audio-Visual Recording in question and, without limiting any of our other rights or remedies hereunder or otherwise, we shall have the right to deduct from the royalty payable to you pursuant to this subparagraph (ix)(A) an amount equal to those sums required to be paid to any person, firm or corporation in connection therewith;

                           (B) On Audio-Visual Records manufactured and sold by
                  a non-affiliated licensee of ours, however, in the United States or elsewhere, your royalty shall be an amount equal to fifty percent (50%) of our Net Receipts from the sale of those Audio-Visual Records (rather than the royalty computed in accordance with the immediately preceding subparagraph (A)); and

                           (C) Notwithstanding anything to the contrary
                  contained herein, the exploitation of Audio-Visual Recordings by means of any so-called "video jukebox" shall be deemed to be non-royalty bearing and promotional in nature for all purposes of this Contract; and

                           (D) On Mid-Price Audio-Visual Records the royalty
                  rate shall be three-fourths (3/4) of the otherwise applicable royalty rate, and on Budget Audio-Visual Records the royalty rate shall be one-half (1/2) of the otherwise applicable royalty rate;

                  (x) On New Records your royalty shall be the lesser of the following:

                           (A) Seventy-five percent (75%) of the otherwise
                  applicable royalty rate applied to the Royalty Base Price of the New Record concerned; and

                           (B) An amount equal to the product of (1) our Net
                  Receipts from the exploitation of those New Records, and (2) the otherwise applicable royalty rate;

         (c) Notwithstanding the foregoing:

                  (i) No royalties shall be payable on Phonograph Records furnished as free or bonus Phonograph Records to members, applicants, or other participants in any record club or other direct mail distribution method; on Phonograph Records distributed for promotional purposes to radio stations, television stations or networks, record reviewers, or other customary recipients of promotional Phonograph Records; on so-called "promotional sampler" Phonograph Records; on Phonograph Records sold as scrap or as "cut-outs"; or on Phonograph Records (whether or not intended for sale by the recipient) furnished on a no-charge or free basis (such as, but not limited to, Phonograph Records commonly described in the record industry as "free goods" or "freebies") or sold at less than fifty percent (50%) of their regular wholesale price to distributors, subdistributors, dealers, or others, whether or not the recipients thereof are affiliated with us. We shall not distribute Phonograph Records embodying solely Masters in the United States at no-charge for sale by the recipient thereof other than in accordance with our thencurrent general policy applicable at the time of our distribution of those Records which, in the United States on the date of this Contract, is the distribution of the following Phonograph Records at no charge intended for sale by the recipient thereof (1) on a regular basis, as follows: Fifteen (15) Albums and EPs in the form of Conventional vinyl discs and cassette tapes for each eighty-five (85) of those Albums and EPs sold (that is, fifteen (15) Albums and EPs in the form of conventional vinyl discs and cassette tapes are distributed at no charge out of each one hundred (100) of those Albums and EPs distributed for sale by the recipient thereof); twenty (20) Albums and EPs in the form of Digital Records (including, without limitation, Compact Discs) for each eighty (80) of those Albums sold (that is, twenty (20) Albums in the form of Digital Records are distributed at no charge out of each one hundred (100) of those Albums distributed for sale by the recipient thereof); and thirty (30) Singles and Long-Play Singles in all forms and configurations for each seventy (70) Singles and Long-Play Singles sold in any form or configuration (that is, thirty (30) Singles and Long-Play Singles in all forms and configurations are distributed at no charge out of each one hundred
         (100) Singles and Long-Play Singles distributed in any form or configuration for sale by the recipient thereof); and thirty (30) Phonograph Records other than Albums, EPs, Singles and Long-Play Singles, if any, for each seventy (70) of those Phonograph Records sold in any form or configuration (that is, thirty (30) Phonograph Records other than Albums, EPs, Singles and Long-Play Singles, if any, are or would be distributed at no charge out of each one hundred (100) of those Phonograph Records distributed for sale by the recipient thereof); and (2), from time to time in connection with short-term or other special sales programs of limited duration, such additional Records as we in the exercise of our business judgment determine. We shall distribute Phonograph Records in the form of New Records embodying solely Masters in the United States at no-charge for sale by the recipient thereof in accordance with our then-current general policy applicable to Compact Discs at the time of our distribution of those Records;

                  (ii) Royalties on Phonograph Records (whether or not intended for sale by the recipient thereof) sold at a discount to distributors, subdistributors, dealers, or others, whether or not affiliated with us (except for Phonograph Records sold at less than fifty percent (50%) of their regular wholesale price, for which no royalties are payable hereunder) shall be reduced in the same proportion as the regular wholesale price of those Phonograph Records is reduced on those sales;

                  (iii) For purposes of computing royalties, there shall be deducted from the Royalty Base Price (or other applicable price, if any, upon which royalties are calculated) of Phonograph Records hereunder an amount equal to twenty percent (20%) thereof for all Phonograph Records in the form of Conventional cassette tapes and twenty-five percent (25%) thereof for Phonograph Records in all other forms, whether now known or hereafter devised;

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


                  (iv) Phonograph Records distributed by any of our affiliates shall be deemed sold for the purposes of this Contract only if sold by that affiliate to one of its independent third party customers and final payment is received therefor by us in United States Dollars in the United States;

                  (v) The royalty payable to you hereunder on a Phonograph Record or other device embodying Masters together with other Master Recordings shall be computed by multiplying the otherwise applicable royalty rate by the "Reduction Factor." As used herein, the term "Reduction Factor" shall mean, at our election, (A) a fraction, the numerator of which shall be the number of Selections contained on the Masters which are embodied on that Phonograph Record or other device and the denominator of which shall be the total number of Selections embodied on that Phonograph Record or other device or (B) a fraction, the numerator of which shall be the playing time of the Selections contained on the Masters which are embodied on that Phonograph Record or other device and the denominator of which shall be the total playing time of the Phonograph Record or other device in question. For any Phonograph Record or other device for which a finite running or playing time does not exist, the running or playing time of that Phonograph Record or other device shall be deemed to be one hundred twenty (120) minutes; and

                  (vi) The royalty payable to you hereunder and the Recording Costs hereunder on a Master embodying your performances jointly with any other artist or musician to whom we are obligated to pay a royalty in respect of that Master shall be computed by multiplying the otherwise applicable royalty rate and Recording Costs by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the sum of one (1) and the total number of other artists or musicians whose performances are embodied on that Master; and

         (d) You hereby expressly authorize us and our licensees to collect and receive on your behalf any royalties or other monies which may be payable in the United States pursuant to the Audio Home Recording Act allocable to featured performers and which is otherwise determined to be payable to you in respect of your performances in Masters ("AHRA Monies"). We shall credit to your account that portion of AHRA Monies received by us which is specifically allocable to Masters and otherwise payable to you (less any portion thereof which may be payable to any third party, including, without limitation, any producer of Masters). You shall execute any further documentation which we reasonably deem necessary or desirable to effectuate the foregoing provisions of this subparagraph (d). Without limiting the foregoing, you shall not have the right hereunder or otherwise to be paid or to have credited to your account any portion of AHRA Monies received by us or otherwise received on our behalf pursuant to the Audio Home Recording Act which is allocable to the owner of the sound recording.

         (e) The royalty payable to you hereunder includes all royalties due you, Artist, the individual producers and all other persons in connection with the sale of Records or other exploitation of Masters made hereunder.

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

          10.  Royalty Payments and Accountings.


                  (a) We shall send to you statements for royalties payable hereunder on or before the date ninety (90) days after the end of each of our then-current semi-annual accounting periods (currently ending on June 30 and December 31), together with payment of royalties, if any, earned by you hereunder during the semiannual period for which the statement is rendered (based on our receipts in the United States during the accounting period for which the statement is rendered), less all advances and charges under this Contract. Notwithstanding the foregoing, after the Term, no royalty statement shall be required to be rendered for any semi-annual accounting period in which less than Five Thousand Dollars ($5,000) in royalties are credited to your account (whether by exploitation of Masters or liquidation of reserves) unless
(i) royalties are otherwise actually payable to you for that semi-annual accounting period; or (ii) you notify us in writing of your request that we render to you a statement for the semi-annual accounting period in which we receive that request on the date otherwise required hereunder. We shall have the right to retain, as a reserve against charges, credits, or returns, such portion of payable royalties as shall be commercially reasonable and customary in the industry in our best business judgment. You shall reimburse us on demand for any overpayments, and we may also deduct the amount thereof from any monies payable to you hereunder. Royalties paid by us on Phonograph Records subsequently returned shall be deemed overpayments;


                  (b) No royalties shall be payable to you on sales of Phonograph Records or other exploitations of Masters by any of our affiliates or licensees until payment on those sales has been received by us in the United States. Sales or other exploitations by an affiliate or licensee shall be deemed to have occurred in the semiannual accounting period during which that affiliate or licensee shall have rendered to us and we shall have received in the United States accounting statements and payments for those sales or other exploitations of Masters;


                      (c) (i) Royalties on exploitations of Masters outside of the United States shall be computed in the national currency in which our licensees or affiliates or other distributors pay us, shall be credited to your royalty account hereunder at the same rate of exchange at which our licensees or affiliates or other distributors pay us, and shall be proportionately subject to any foreign withholding or comparable taxes which may be imposed upon our receipts. You shall not be entitled to any portion of a tax credit which may be available to us or to any of our licensees or affiliates in connection with any foreign taxes withheld from our receipts, from the applicable price in computing the Royalty Base Price, or from any other source; and


                          (ii) If we shall not receive payment in United States dollars in the United States for any exploitations of Masters outside of the United States, royalties on those exploitations shall not be credited to your royalty account hereunder. If all advances and other recoupable charges under this Contract are then currently recouped and if we are able to do so, we shall accept payment for those exploitations in foreign currency and shall deposit in a foreign bank or other depository, at your expense, in that foreign currency, that portion thereof, if any, as shall equal the royalties which would have been payable to you hereunder on those exploitations had payment for those exploitations been made to us in United States dollars in the United States. The foregoing deposit shall not be reflected on your accounting statements hereunder. Deposit as aforesaid shall fulfill our royalty obligations hereunder as to those sales. If any law, ruling or other governmental restriction limits the amount an affiliate or licensee can remit to us, we may reduce your royalties hereunder by an amount proportionate to the reduction in our affiliate's or licensee's (as appropriate) remittance to us;

                   (d) You shall be deemed to have consented to all royalty statements and all other accountings rendered or required to be rendered by us hereunder and each royalty statement and other accounting shall be conclusive, final, and binding, shall constitute an account stated, and shall not be subject to any objection for any reason whatsoever, unless you give us notice stating the specific basis for that objection within one (1) year after the date rendered or required to be rendered. You may not maintain any action, suit, or proceeding of any nature against us in respect of any royalty statement or other accounting rendered or required to be rendered by us hereunder (or in respect of the accounting period to which it relates or was to relate) unless you commence that action, suit, or proceeding against us in a court of competent jurisdiction within one (1) year after the date rendered or required to be rendered. If you shall commence an action, suit, or proceeding against us concerning royalty statements or other accountings rendered or required to be rendered by us to you hereunder, the scope of that action, suit or proceeding shall be limited to a determination of the amount of royalties, if any, payable to you for the accounting periods in question, and your sole remedy shall be the recovery of those royalties;

                   (e) We shall maintain books and records concerning the sale of Phonograph Records hereunder. You shall have the right to designate an independent certified public accountant on your behalf (who shall not be compensated on a contingent fee basis), at your own expense, to examine those books and records (but not any of our books or records relating to the manufacture of Phonograph Records hereunder) solely for the purpose of verifying the accuracy of royalty statements and other accountings rendered by us hereunder, only during our normal business hours and only upon reasonable written notice. Our books and records relating to a particular royalty statement or other accounting may be examined only within one (1) year after the date rendered or required to be rendered. We shall have no obligation to permit you to examine our books or records relating to any particular royalty statement or other accounting more than once. Prior to rendering a report to you with respect to the examination of our books and records as aforesaid, the independent certified public accountant engaged by you shall first review his or her tentative written findings with a designated representative of our finance department in order to remedy any factual errors and clarify any issues that may have resulted from misunderstanding. You hereby acknowledge that our books and records contain confidential trade information. Neither you nor your independent certified public accountant or other representatives shall communicate at any time to any others or use on behalf of any other person, firm or corporation any facts or information obtained as a result of any such examination of our books and records. Further, prior to the commencement of any examination of our books and records in accordance with the provisions of the subparagraph (e), you shall cause the independent certified public accountant engaged by you to sign a letter in a form approved by us which acknowledges his or her agreement (and the agreement of his or her firm) to be bound by the foregoing. The rights hereinabove granted to you shall constitute your sole and exclusive rights to examine our books and records;

                   (f) We shall have the right to deduct from any monies payable to you and/or Artist hereunder any amounts paid by us to you and/or Artist or to any person, firm or corporation representing you and/or Artist or incurred by us on your and/or Artist's behalf or on behalf of any person, firm or corporation representing you and/or Artist, if those monies are not otherwise required to be paid or incurred by us hereunder (unless we expressly agree in writing that the payment in question is non-deductible or is only recoupable from royalties earned by you and/or Artist hereunder). Accordingly, all amounts paid or incurred by us for the services of third parties to market and promote sales of Phonograph Records embodying Masters shall be recoupable from royalties earned by you and Artist hereunder; and

                   (g) We shall have the right to deduct from any monies payable to you and/or Artist hereunder any amounts which are required to be deducted from any of those monies under any statute, regulation, treaty or other law, or under any union or guild agreement, and you and Artist shall promptly execute and deliver to us any forms or other documents as may be required in connection therewith. If we fail for any reason to deduct and instead pay any of those monies required to be deducted from monies payable to you and/or Artist hereunder, and if, as a result, we are required by any statute, regulation, treaty or other law or union or guild agreement to pay to any third party any amounts which were paid to you and/or Artist but which were required to be deducted, then, without limiting any of our other rights or remedies in that event, you shall pay to us, upon our demand, the amount of those monies which were paid to you and/or Artist but which were required to be deducted, or, at our election, we may deduct from any monies payable to you and Artist hereunder the amount of those monies paid to you and/or Artist but which were required to be deducted.

           11.  Musical Composition Licenses.

                   (a) You hereby grant to us and our designees the irrevocable nonexclusive right to reproduce each Controlled Composition on Phonograph Records and to distribute those Phonograph Records in the United States and Canada on the following terms and conditions:

                            (i) Mechanical royalties shall be payable for Controlled Compositions on Net Sales of Phonograph Records in the United States and Canada at the following rates:

                                     (A) On Phonograph Records sold in the
                    United States, the rate for each Controlled Composition embodied thereon shall be the

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




          United States Controlled Composition Mechanical Rate. The term "United States Controlled Composition Mechanical Rate" shall mean an amount equal to seventy-five percent (75%) of the "United States Mechanical Rate." The term "United States Mechanical Rate" shall mean an amount equal to the minimum statutory royalty rate (without regard to playing time) provided in the United States Copyright Act for the reproduction of Musical Compositions as of the "Determination Date" (defined below);

                                     (B) On Phonograph Records sold in Canada,
                    the rate for each Controlled Composition embodied thereon shall be the Canadian Controlled Composition Mechanical Rate. The term "Canadian Controlled Composition Mechanical Rate" shall mean an amount equal to seventy-five percent (75%) of the Canadian Mechanical Rate. The term "Canadian Mechanical Rate" shall mean an amount equal to the minimum statutory royalty rate (without regard to playing time) provided in the Canadian Copyright Act for the reproduction of Musical Compositions as of the Determination Date. If no such statutory royalty rate exists, then the term "Canadian Mechanical Rate" shall mean the minimum, standard mechanical royalty rate provided in mechanical licenses between record companies and unrelated publishers in Canada which are issued by C.M.R.R.A. (or any successor) as of the Determination Date. If no such standard mechanical royalty rate exists, however, then the term "Canadian Mechanical Rate" shall mean the mechanical royalty rate which we may, in good faith, negotiate at arm's-length with unrelated publishers effective as of the Determination Date. In no event, however, shall the number of Canadian pennies constituting the Canadian Mechanical Rate exceed the number of United States pennies constituting the United States Mechanical Rate in effect as of the Determination Date; and

                                     (C) The term "Determination Date" shall
                    mean the date of delivery to us of the first (1st) Master embodying the Musical Composition in question or, if earlier, the date on which that first (1st) Master was required to be delivered to us hereunder;

                            (ii) Notwithstanding the foregoing: The mechanical royalty rate on a Controlled Composition which is an arrangement of a public domain work shall be that percentage of the United States Controlled Composition Mechanical Rate or the Canadian Controlled Composition Mechanical Rate, as applicable, that is equal to the percentage of the arrangement of the Controlled Composition which is original in the arrangement and therefore subject to copyright in accordance with the rules and regulations of ASCAP and/or BMI and for which ASCAP and/or BMI provides written documentation of that percentage of the originality in and to that arrangement of a Controlled Composition, the mechanical royalty rate for a Controlled Composition recorded in an EP, Long-Play Single, Mid-Price Record, Budget Record or Records sold through record clubs shall be three-fourths (3/4) of the United States Controlled Composition Mechanical Rate or the Canadian

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




          Controlled Composition Mechanical Rate, as applicable; if any particular Record (including, without limitation, so-called "cassette Singles") embodies more than one (1) of the same or different recordings of the same Controlled Composition, then the United States Controlled Composition Mechanical Rate or Canadian Controlled Composition Mechanical Rate, as the case may be, shall be payable only once on all reproductions of that Controlled Composition in that Record, and no mechanical royalties shall be payable for the reproduction of any Controlled Composition on a Phonograph Record unless the timing of the Controlled Composition in question as recorded in the Master embodied on that Phonograph Record exceeds one
          (1) minute and thirty (30) seconds in length;

                   (b) The term "Outside Selection" shall mean each Selection which is not a Controlled Composition. You acknowledge that as an element of your delivery to us of a Master, you are required to cause the issuance to us of licenses to reproduce mechanically each Outside Selection in all Phonograph Records sold in the United States or Canada on the Required Terms. The term "Required Terms" shall mean mechanical royalty rates and otherwise on terms that do not exceed the mechanical royalty rates and that otherwise are no less favorable to us and our designees than those provided in the standard mechanical licenses issued by The Harry Fox Agency, Inc. or any successor for Phonograph Records sold in the United States and by C.M.R.R.A. or any successor for Phonograph Records sold in Canada, except (i) the royalty rate for the mechanical reproduction of Outside Selections on Phonograph Records sold in the United States or Canada must not exceed the United States Mechanical Rate or the Canadian Mechanical Rate above, as applicable, and (ii) no royalties shall be payable for the mechanical reproduction of Outside Selections on Phonograph Records sold in the United States or Canada for which no Record royalties are payable under paragraph 9 above or otherwise. If for any reason you fail to cause the issuance to us of a license for the mechanical reproduction of any Outside Selection as and when required hereunder, we shall have the right, at our election and without limiting our other rights or remedies in that event, to negotiate and execute licenses for the mechanical reproduction of each such Outside Selection on Phonograph Records distributed in the United States or Canada on terms and conditions which are determined solely by us or our designees. Solely for purposes of subparagraph (e) below, those licenses so procured by us shall be deemed to be on terms no less favorable to us or our designees than the Required Terms. Nothing contained in this subparagraph amends or modifies your obligation to deliver to us and our designees licenses for the mechanical reproduction of all Selections recorded in the Masters as a condition for the delivery to us of Masters or waives the provisions of subparagraph 11(i) below;

                      (c) (i) Notwithstanding anything to the contrary contained herein, for Net Sales in the United States, the maximum aggregate mechanical royalty rate for all Selections, including Controlled Compositions, contained on a Phonograph Record, regardless of the number of Selections contained thereon, shall be the product of (A) the United States Controlled Composition Mechanical Rate and (B) ten
           (10) for an Album, five (5) for an EP, and two (2) for a Single and a Long-Play Single, and for Net Sales in Canada, the maximum aggregate

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



          mechanical royalty rate for all Selections, including Controlled Compositions, contained on a Phonograph Record, regardless of the number of Selections contained thereon, shall be the product of (A) the Canadian Controlled Composition Mechanical Rate and (B) ten (10) for an Album, five (5) for an EP, and two (2) for a Single and a Long-Play Single;

                           (ii) Notwithstanding the foregoing, if we release a Multiple Album embodying solely Masters hereunder, then, solely with respect to that Multiple Album, the maximum aggregate mechanical royalty rate for Net Sales of that Multiple Album in the United States or Canada shall be the otherwise applicable maximum set forth in subparagraph 11(c)(i) above for Net Sales of Albums in the United States or Canada, as applicable, multiplied by a fraction, the numerator of which is the Royalty Base Price of that Multiple Album in the United States or Canada, as applicable, and the denominator of which is the highest Royalty Base Price of an Album which is not a Multiple Album in the configuration or format in question released on our top-line label in the United States or Canada, as applicable, as of the date of our initial release through normal retail distribution channels in the United States or Canada, as applicable, of that Multiple Album; and

                           (iii) Notwithstanding anything to the contrary contained herein, royalties for the mechanical reproduction of any Selection in any Phonograph Record distributed in the United States or Canada shall be payable only on Net Sales of that Phonograph Record in question for which in a Record royalty is payable hereunder pursuant to paragraph 9 above; and

                   (d) We shall account for and pay royalties for the mechanical reproduction of Controlled Compositions in accordance with the provisions of subparagraphs (a), (d), (e), and (g) of paragraph 10 above; and

                   (e) If for any reason we are required to pay royalties for the mechanical reproduction of any particular Selection (including a Controlled Composition) or for the mechanical reproduction of all Selections that are mechanically reproduced in a particular Phonograph Record in excess of the applicable amounts fixed in subparagraphs (a), (b) or (c) above, the royalties payable by us for the mechanical reproduction of Controlled Compositions on Phonograph Records hereunder shall be reduced by an amount equal to such excess. If that excess is greater than the amount of royalties payable for the mechanical reproduction of Controlled Compositions on the Phonograph Record in question, then upon our demand, you and/or Artist shall pay to us an amount equal to the amount by which those excess mechanical royalties exceed the royalties payable for the mechanical reproduction of Controlled Compositions. In addition to all of our other rights and remedies, we may deduct the amount of that excess from any and all royalties or other monies payable to you and/or Artist under this Contract;

                    (f) Upon our request, you shall cause the issuance to us and our designees a license to reproduce all Selections mechanically on Phonograph Records hereunder distributed outside the United States and Canada on terms no less favorable to us and our designees than those generally applicable to Phonograph Record manufacturers in each country in question, The obligation to account for and pay royalties for the mechanical reproduction of Selections on sales of Phonograph Records outside of the United States shall be that of our affiliates and licensees;

                   (g) If the copyright in any Controlled Composition is owned or controlled by a person, firm or corporation other than you or Artist, you shall cause that person, firm or corporation to grant to us and our designees the same rights as you and Artist are required to grant to us and our designees pursuant to this paragraph 11;

                   (h) You and Artist hereby grant to us and our designees, at no fee, royalty, or other cost to us or our designees, the irrevocable, non-exclusive, worldwide right in perpetuity to reproduce and publicly perform each Controlled Composition in Audio-Visual Recordings, to distribute Audio-Visual Records embodying those Audio-Visual Recordings, and otherwise to exploit in any manner and through any media those Audio-Visual Recordings. You and Artist shall, upon our request, cause the issuance to us and our designees, at no fee, royalty, or other cost to us or our designees, the irrevocable, non-exclusive, worldwide right in perpetuity to reproduce and publicly perform each Selection which is not a Controlled Composition in Audio-Visual Recordings, to distribute Audio-Visual Records embodying those Audio-Visual Recordings, and otherwise to exploit in any manner or media those Audio-Visual Recordings. If we or our designees shall pay any such fee, royalty, or other cost, then you and Artist shall, upon our demand, pay us the amount thereof, and we may, in addition to all of our other rights and remedies, deduct that amount from any monies payable by us hereunder, including without limitation, from those royalties payable pursuant to paragraph 9 above in respect of the exploitation of Audio-Visual Recordings in the United States or Canada;

                   (i) Any assignment, license or other agreement made with respect to Controlled Compositions shall be subject to the terms hereof; and

                   (j) You and Artist grant to us and our designees the irrevocable right throughout the world in perpetuity to (A) print and reproduce on the packaging of Phonograph Records, at our election, the title and lyrics to each Controlled Composition embodied in a Master and (B) digitally encode in a Master or transmit together with the transmission of the Master the title and/or lyrics to each Controlled Composition embodied in a Master, all without payment to you, Artist or any other person, firm or corporation of any monies or other consideration in connection therewith. You and Artist also shall cause to be granted to us and our designees the irrevocable right throughout the world in perpetuity to (A) print and reproduce on the packaging of Phonograph Records embodying Masters, at our election, the title and lyrics to each Selection embodied in a Master that is not a Controlled Composition and (B) digitally encode in a Master or transmit together with the transmission of the Master the title and/or lyrics to each Selection embodied in the Master which is not a Controlled Composition, all without payment to you or any other person, firm or corporation of any monies or other consideration in connection therewith. If we are required to pay any monies to any person, firm or corporation for the printing, reproduction, encoding, or transmission of the title or lyrics of any Selection recorded in a

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



  Master as aforesaid, then you shall, upon our demand, pay to us an amount equal to those monies paid by us in connection therewith and we may, in addition to all of our other rights or remedies, deduct that amount from any monies payable by us hereunder.

          12. Audio-Visual Recordings.

                   (a) Upon our request, Artist shall appear for the making of Audio-Visual Recordings embodying Artist's performances on the following terms:

                           (i) We shall designate the Musical Compositions which shall be embodied in the Audio-Visual Recordings, the producer and director of the Audio-Visual Recordings, all other individuals rendering services in connection with the production of the Audio-Visual Recordings, the storyboard and script for the production of the Audio-Visual Recordings, and the locations at and the dates on which the Audio-Visual Recordings shall be produced (collectively referred to as "Audio-Visual Production Elements");

                           (ii) We shall pay the Audio-Visual Production Costs of the Audio-Visual Recordings in an amount not in excess of a budget designated or approved by us in writing, which for the video in connection with Artist's First Album under the Recording Commitment is $75,000. "Audio-Visual Production Costs" shall mean and include all minimum union scale payments made to Artist in connection with the production of the Audio-Visual Recordings, all payments which are made to any other individuals rendering services in connection with the production of the Audio-Visual Recordings, all other payments which are made pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between us and any union or guild (including, without limitation, payroll taxes and payments to union pension and welfare funds), all amounts paid or incurred for studio, hall, location or set rentals, tape, film, other stock, engineering, editing, instrument rentals and cartage, transportation and accommodations, immigration clearances, any so-called "per diems" for any individuals (including you and Artist) rendering services in connection with the production of the Audio-Visual Recordings, together with all other amounts paid or incurred in connection with the production and delivery to us of the Audio-Visual Recordings. One hundred percent (100%) of the Audio-Visual Production Costs shall be recoupable from royalties payable under this Contract on the reproduction or other exploitation of all Audio-Visual Recordings and Audio-Visual Records. Fifty percent (50%) of the aggregate Audio-Visual Production Costs of each Audio-Visual Recording shall be recoupable from royalties payable under this Contract on the reproduction or other exploitation of Masters in Phonograph Records reproducing sound alone;

                            (iii) The Audio-Visual Recordings shall be produced in accordance with the rules and regulations of all labor unions and guilds having jurisdiction over the production thereof;

                            (iv) You and Artist shall cooperate with us and our designees fully and to perform to the best of your and Artist's ability in connection with the production of the Audio-Visual Recordings; and

                                    (v) If the Audio-Visual Production Costs
                   exceed the budget approved by us in writing, you shall be solely responsible for and shall promptly pay that excess. If, however, we pay any excess Audio-Visual Production Costs, you shall pay to us, upon our demand, an amount equal to that excess. If for any reason you or Artist delay the commencement of or are not available for any scheduled appearance by Artist relating to the production of the Audio-Visual Recordings, you shall pay to us, upon our demand, an amount equal to the expenses or charges paid or incurred by us by reason thereof. Notwithstanding anything to the contrary contained herein, without limiting our other rights and remedies, we may deduct the foregoing amounts from any monies payable by us hereunder;

                   (b) Our rights in the Audio-Visual Recordings and our rights to use your and Artist's name and the name, likeness, and other identification and biographical material concerning you and Artist are set forth in paragraphs 6 and 7 hereof, wherein the terms "Master Recordings" and "Phonograph Records" include Audio-Visual Recordings and Audio-Visual Records, respectively; and

                   (c) We are under no obligation to produce Audio-Visual Recordings hereunder. Notwithstanding the foregoing, we agree to produce one
  (1) Audio-Visual Recording in connection with the First Album in fulfillment of the Recording Commitment in the initial Contract Period, provided that music videos remain a viable tool among major record companies in the music industry for the marketing and promotion of Records of the same genre as Artist's. Audio-Visual Recordings shall not apply in fulfillment of your Recording Commitment. We shall have no obligation, except as expressly otherwise provided in this paragraph 12, to pay to you or Artist any monies in connection with the production of Audio-Visual Recordings.

          13. Warranties. Representations and Covenants. You hereby warrant, represent, covenant and agree as follows:

                   (a) You have the right and power to enter into this Contract, to grant the rights granted by you to us hereunder, and to perform all of the terms hereof. Without limiting the generality of the foregoing, no Musical Composition, other Selection or any other material recorded hereunder shall be subject to any re-recording or other restrictions;

                   (b) During the Term, Artist shall become and remain a member in good standing of any labor union or guilds with which we may at any time have an agreement lawfully requiring Artist's membership;

                   (c) All recording sessions for the Masters shall be conducted in all respects in accordance with the terms of the AF of M Phonograph Record Labor Agreement, of the AFTRA Code for the Phonograph Industry, and of the agreements with all other labor unions and guilds having jurisdiction over the recording of the Masters;

                  (d) None of the following will violate or infringe upon the rights of any person, firm or corporation, including, without limitation, contractual rights, copyrights, rights of publicity and rights of privacy: any name or other identification used by you or Artist; any Controlled Compositions; any other Selections; and any materials, ideas, or other properties furnished or designated by you or Artist and embodied or contained in or used in connection with the Masters or the packaging of or the advertising for the Phonograph Records embodying the Masters


                  (e) All recordings embodying Artist's performances heretofore have been released commercially in the United States on Phonograph Records;

                  (f) Neither you nor Artist shall at any time, directly or indirectly, give or offer to give any consideration of any kind to any radio or television station or network, to any employee thereof, or to any person, firm, or corporation controlling or influencing that station or network's programming for the purpose of securing the broadcast or promotion of any Phonograph Records hereunder;

                  (g) Except as otherwise specifically provided herein, we shall have no obligation hereunder or otherwise to pay any person, firm, or corporation any amounts in connection with the exercise of any of our rights hereunder, including, without limitation, our rights with respect to the recording or exploitation of Master Recordings. You are solely responsible for and will pay all sums due Artist, the individual producers of each Master hereunder, and all other persons entitled to receive royalties or other payments in connection with the exploitation of Masters hereunder; and

                  (h) Without limiting the generality of anything contained in the foregoing, you and Artist shall neither authorize the production of, nor shall you produce for or deliver to us, any Master for which the recording method known as "sampling" shall have been utilized to record in that Master any sound or material created, owned or controlled by any third party.

                  (i) There is in existence between you and Artist a valid and enforceable written agreement (the "Artist Agreement") pursuant to which Artist is required to perform exclusively for you during the term of this agreement and that contains appropriate provisions to allow you to comply with your obligations hereunder. You will not modify or amend the Artist Agreement nor waive your rights thereunder in any manner that might impair the rights granted to us hereunder. You will take all steps necessary and desirable to keep the Artist Agreement in full force and effect during the term hereof Simultaneously with the execution of this agreement, you will deliver to us an agreement between us and Artist in the form of inducement letter attached hereto as Exhibit "A"; you hereby give your consent and approval to the contents thereof and said Exhibit "A" is hereby made a part hereof You will require full and complete performance by the Artist of the Artist Agreement.

                  (j) "Artist" refers to the individual(s) named in Paragraph I above as well as any individual who at any given time during the term hereof then records with the above-named individuals (other than background vocalists and instrumentalists). The substitution of, addition to, or subtraction from any of the present members of Artist may be done only upon the prior written approval of you and us, provided that any substituted or added individual must agree in writing to be bound by all of the terms and conditions of this agreement. You will promptly deliver to us documents executed by such substituted or added member necessary or advisable in our judgment to confirm that the new member has agreed to be so bound.

         14. Recording Restrictions.

                  (a) You warrant and represent that you have the sole and exclusive right to the services of Artist as required herein. During the Tenn, neither you nor Artist shall enter into any agreement or make any commitment which would interfere with your and Artist's performance of any of the terms hereof. Further, during the Term, neither you nor Artist shall perform for or render services in connection with the recording of any Master Recordings for use or reproduction in Phonograph Records by any person, firm, or corporation other than us. After the Term, you and Artist shall not perform prior to the Restriction Date for any person, firm or corporation other than us, for the purpose of making Phonograph Records or Master Recordings, any Selection recorded hereunder or under any other agreement between you or Artist and us or our affiliates. The term "Restriction Date" shall mean the later of (i) the date five (5) years subsequent to the last date on which a Master Recording embodying that Selection was delivered to us and (ii) the date two (2) years subsequent to the date on which the Tenn ended. Your agreement with the individual producer of each Master hereunder will restrict said producer from producing a Composition produced by such individual hereunder on another Master for any person or company other than us for at least two (2) years from the date of delivery to us of such Master; and

                  (b) You and Artist shall not at any time manufacture, distribute, or sell or authorize the manufacture, distribution, or sale by any person, firm, or corporation other than us of Phonograph Records embodying (i) any performance rendered by Artist during the Term or (ii) any performance rendered by Artist after the Term of a Selection recorded hereunder if that performance shall have been rendered prior to the Restriction Date applicable to that Selection. Furthermore, Artist shall not record nor shall you or Artist authorize or knowingly permit to be recorded for any purpose any such performance without in each case taking reasonable measures to prevent the manufacture, distribution, or sale at any time by any person, firm, or corporation other than us of Phonograph Records embodying that performance. Specifically, but without limiting the generality of the foregoing, if during the Term Artist performs any Selection or if after the Term Artist performs any Selection prior to the Restriction Date applicable thereto, you and Artist will not authorize or knowingly permit that Selection to be recorded unless pursuant to a written contract containing an express provision that neither that performance nor the recording thereof will be used directly or indirectly for the purpose of making Phonograph Records. Upon our request, you shall promptly deliver to us a copy of the pertinent provisions of each such contract and you shall cooperate fully and reasonably with us in any controversy which may arise or litigation which may be instituted relating to our rights pursuant to this paragraph.

                  15. Unique Services. You expressly acknowledge that Artist's services hereunder are of a special, unique, intellectual, and extraordinary character which gives them peculiar value, and that, in the event of a breach of any term hereof, we will be caused irreparable injury which cannot adequately be compensated by money damages. Accordingly, we shall be entitled to injunctive relief, in addition to any other rights or remedies which we may have, to enforce the terms of this Contract.

                  16. Certain Remedies.

                  (a) We may, at our election, suspend the running of the Term and our obligations hereunder upon written notice to you (i) if for any reason whatsoever your voice or ability to perform as an instrumentalist shall become materially impaired, (ii) if Artist shall refuse, neglect, fail, or be unable to fulfill any of Artist's obligations hereunder, or (iii) if as a result of an Act of God, accident, fire, labor controversy, riot, civil commotion, act of public enemy, law, enactment, rule, order, or act of any government or governmental instrumentality, failure of technical facilities, failure or delay of transportation facilities, illness or incapacity of you, Artist, or others, or other cause of a similar or dissimilar nature not reasonably within our control, we are hampered in the recording, manufacture, distribution, or sale of Phonograph Records or our normal business operations become commercially impractical. A suspension shall be for the duration of any such event or contingency, and, unless we notify you to the contrary in writing, the Contract Period during which that event or contingency shall have commenced shall be automatically extended by a number of days equal to the total number of days of the suspension, or such fewer number of days of which we may advise you in writing. If any period of suspension arising from events other than (i) the impairment of Artist's voice or ability to perform as an instrumentalist, (ii) your or Artist's refusal, neglect, failure, or inability to fulfill any of your obligations hereunder, or (iii) any other event affecting a substantial portion of the United States recording industry, shall exceed six (6) consecutive months in duration, you may give to us notice at any time during the continuation of that period of suspension after the date six (6) months after its commencement, of your desire that we discontinue such period of suspension and that the Term be terminated if we fail to do so ("Termination Request"). If we shall fail to give to you notice of our discontinuance of that period of suspension within ten (10) business days after our receipt of your Termination Request, the Term shall expire and we shall have no obligations or liabilities to you hereunder, except for our obligations with respect to Masters delivered hereunder prior to that termination, if any. Notwithstanding the foregoing, a suspension of the Tenn pursuant to this subparagraph 16(a) shall not suspend our royalty accounting and payment obligations hereunder unless the event causing that suspension materially affects our ability to make payments or render statements. No suspension shall in any manner suspend or otherwise impair our rights under this Contract;

                  (b) If Artist's voice or ability to perform as an instrumentalist shall become impaired or if you or Artist shall refuse, neglect, fail, or be unable to fulfill any of your obligations hereunder, including, without limitation, Artist's obligation to record for and deliver to us Masters within the time periods set forth in paragraph 3 above, we may, without limiting our other rights or remedies, terminate the Term upon written notice to you, in which event we shall have no obligations or liabilities to you under this Contract, except for our obligations, if any, with respect to Masters recorded prior to that termination. If we so terminate the Term, you shall pay us, on demand, an amount equal to any unrecouped advances hereunder, other than any advances attributable to and paid in respect of a Required Album theretofore delivered by you to us; and

                  (c) In addition to our other rights hereunder, we shall have the right, at our election and for any reason, with or without cause, to terminate the Term at any time by written notice to you. Additionally, we shall have the right, at our election, with or without cause, to refuse to permit you to fulfill your then-current Recording Commitment for any Contract Period including, without limitation, by discontinuing recording sessions for any Masters and ceasing the payment of Recording Costs for any Masters. If we refuse to permit you to fulfill your minimum Recording Commitment for. any Contract Period, other than as a result of an event or contingency referred to in subparagraph 17(a) above, we shall have no obligations or liabilities to you in connection therewith unless within forty five (45) days after our refusal you shall notify us of your desire to fulfill your minimum Recording Commitment for that Contract Period and within thirty (30) days after our receipt of that notice we shall fail to advise you in writing that we shall permit you to fulfill your minimum Recording Commitment for that Contract Period. If we shall fail to so advise you in writing that we shall permit you to fulfill your minimum Recording Commitment for that Contract Period, the Term shall expire as of the end of that thirty (30) day period and we shall have no obligations or liabilities to you whatsoever in connection with our fault to permit you to fulfill your Recording Commitment for that Contract Period. We shall, however, pay to you promptly after the expiration of that thirty (30) day period, as an advance recoupable from royalties hereunder or under any other agreement between you and us or our affiliates, an amount equal to the minimum union scale payments which would have been required to have been paid to you for each Required Album for that Contract Period that we did not permit you to record. For the purposes of the foregoing, an Album shall be deemed to be comprised of eight (8) Masters.

         17. Producer Provisions.

                  (a) You shall cause any and all producers of the Masters to execute a Producer Declaration in the form attached hereto as Exhibit B prior to the commencement of recording sessions for any Masters hereunder. Without limiting the generality of anything set forth in paragraph 4 above, no recording sessions shall be commenced nor shall we have any obligation to pay to you any advances for the Masters pursuant to paragraph 8 above unless and until you shall have entered into a binding agreement with any and all producers of the applicable Masters and we shall have received an executed Producer Declaration from any and all producers of the applicable Masters,

                  (b) You shall be solely responsible for and shall pay all royalties and other compensation which may be payable to any producers of the Masters or to any producers or directors of Audio-Visual Recordings or to any others rendering services in connection with the recording of the Masters and the production of Audio-Visual Recordings or otherwise entitled to compensation in respect of the exploitation of Masters or Audio-Visual Recordings; and

                  (c) We may, but shall not be obligated to, enter into an agreement with any producers of the Masters or any producer or director of any Audio-Visual Recordings which provides for the payment by us, rather than you, of royalties or other compensation payable to any such producer or director; provided, however, that any such agreement shall contain standard terms and conditions and we shall consult with you prior to our entering into any such producer agreement, provided you are reasonably personally available therefor. We shall consider in good faith your recommendations with respect to such agreements, provided, however, that our decisions with respect thereto shall be final and our failure to so consult with you in accordance with this subparagraph 17(c) shall not constitute a breach of the Contract. We may deduct any amounts payable by us to those producers or directors of Masters or Audio-Visual Recordings from any monies payable by us hereunder. Furthermore, for the purposes of the recoupment of any advances or charges under this Contract, the royalty rates contained in paragraph 9 with respect to those Masters and Audio-Visual Recordings shall be deemed reduced by the amount of the applicable royalty rates with respect to Masters and Audio-Visual Recordings payable by us to any such producers or directors. Any advances payable by us to those producers or directors which are not recouped by us from royalties payable to those producers or directors may be recouped by us from any royalties or other sums payable by us hereunder.

                  (d) In the event of your dissolution or the liquidation of your assets, or the filing by or against you of a petition for liquidation or reorganization under Title II of the United States Code as now or hereafter in effect or under any similar statute relating to insolvency, bankruptcy, liquidation or reorganization, or in the event of the appointment of a trustee, receiver or custodian for you or for any of your property, or in the event that you make an assignment for the benefit of creditors or commit any act for or in bankruptcy, or you become insolvent, or in the event you fail to fulfill any of your obligations under this agreement for any other reason, then at any time after the occurrence of any such event, in addition to any other remedies which may be available, we will have the right, exercisable by notice to you, either to (a) terminate the term of this agreement, or (b) to require Artist to render Artist's personal services directly to us for the remaining balance of the term of this agreement, including any extension thereof, for the purpose of fulfilling your obligations hereunder, upon all the same terms and conditions as are herein contained. In the event we exercise option (b) above, Artist will be deemed substituted for you as a party to this agreement as of the date of our option exercise, and, in respect of Masters subsequently delivered hereunder, the royalties and any Advances payable hereunder will be those payable pursuant to the Artist Agreement.

                  (e) If we elect to receive Artist's services directly under the terms of the Inducement Letter pursuant to a claim by Artist that you are no longer entitled to Artist's services, then our obligations to you under this agreement will be automatically suspended until it is determined, through final, non-appealable award judgment or arbitration) or written settlement agreement, whether you are entitled to Artist's recording services as required by this agreement. Further, we will have access to your books and records so that we may, at our election, account and make payments directly to Artist in accordance with the Artist Agreement, which payments will fully satisfy our obligations to make payments to you hereunder during such suspension. If and when you are so determined to have been entitled to Artist's services as required herein, then (a) such suspension will terminate, (b) we will pay you any amounts withheld during the suspension, less any amounts paid by us to Artist, to any producer of Masters or other Recordings and to any other persons or companies who may be entitled to receive royalties or other sums in respect of Masters or other Recordings, any and all of which will be deemed to have been paid hereunder, and (c) any Masters and other Recordings recorded by Artist during such suspension will be deemed to be Masters or other Recordings, as applicable, recorded hereunder. In the event you are so determined not to have been entitled to Artist's services as required hereunder, then you will be deemed to be in material breach of this agreement, and, without limiting any of our rights or remedies, we may terminate the term of this agreement by notice to you at any time, in which event the term hereof will be deemed to have been terminated as of the date the suspension commenced. In the event we so terminate the term hereof, Recordings made directly for us under the terms of the Inducement Letter will be and remain our sole and exclusive property, not subject to this agreement insofar as you are concerned, and we will have no obligation whatsoever to pay any monies to you with respect to such Recordings, whether earned before or after the effective date of such termination. If Artist breaches the Artist Agreement, you will immediately notify us in writing of the details of such breach. If you do not enforce any of your rights under said agreement, we may, without limitation of our rights or remedies, enforce such rights in your name and/or our name.

         18. Definitions.

                  (a) The term "Album" shall mean a twelve (12) inch thirty-three and a third (33-1/3) rpm long-playing vinyl-disc Phonograph Record of no fewer than forty-five (45) minutes in playing time or its cassette tape or other equivalent or substantial equivalent in any form or configuration, and, where the context requires, Masters sufficient to constitute a twelve (12) inch thirty-three and a third (33-1/3) long-playing vinyl-disc Phonograph Record of no fewer than forty-five (45) minutes in playing time or its tape or other equivalent or substantial equivalent in any form or configuration. The maximum playing time of an Album shall not exceed the maximum number of minutes capable of being reproduced pursuant to the technological specifications of the format or configuration concerned, which shall be designated by us in our reasonable good faith discretion;

                  (b) The term "Audio-Visual Record" shall mean a Phonograph Record embodying visual images;

                  (c) The term "Audio-Visual Recording" shall mean a Master Recording embodying visual images;

                  (d) (i) The term "Budget Audio-Visual Record" shall mean an Audio-

Visual Record which bears a Royalty Base Price in the country in question which is sixty-six and two-thirds (66-2/3%) percent or less of the Royalty Base Price in that country of top-line Audio-Visual Records on which recordings of the majority of our artists are initially released in that country;

                      (ii) The term "Budget Record" shall mean a Phonograph Record which bears a Royalty Base Price in the country in question which is sixty-six and two-thirds (66-2/3%) percent or less of the Royalty Base Price in that country of top-line Phonograph Records on which recordings of the majority of our artists are initially released in that country;

                  (e) The term "Compact Disc" shall mean a Digital Record in any configuration (e.g., Album, Single, EP) in disc form primarily reproducing sound (but not together with visual images), the signals of which are read and transmitted from that disc by means of laser,

                  (f) The term "Controlled Composition" shall mean a Musical Composition or other Selection, written or composed by you, in whole or in part, alone or in collaboration with others, by Artist, in whole or in part, alone or in collaboration with others, or which is owned or controlled, in whole or in part, directly or indirectly, by you, Artist, or any person, firm or corporation in which you or Artist have a direct or an indirect interest

                  (g) The terms "Conventional Phonograph Record," "Conventional cassette tapes," "Conventional vinyl discs" and "Conventional Album" shall refer to black vinyl discs or analog tape cassettes of customary quality;

                  (h) The term "Digital Records" shall mean Records in any configuration (e.g., Album, Single, EP), the signals of which are encoded and decoded by digital technology, whether now known or hereafter devised, as opposed to analog technology, and shall include, without limitation, Compact Discs, digital audio tapes, mini discs and digital compact cassettes. Notwithstanding the foregoing, the term "Digital Records" shall not mean a Record exploited by means of direct transmission (whether digital or otherwise) via satellite, cable or other direct transmission to the consumer over wire or through the air, which shall constitute a New Record hereunder for all purposes;

                  (i) The term "delivery to us" or words of similar connotation used in connection with Master Recordings or Masters shall mean delivery to our Production Manager at our offices in Philadelphia, Pennsylvania of all of the following: a two-track sequenced, equalized, fully-mixed and mastered digital audio tape and/or U-matic 1630 tape in proper form for the production of the parts necessary to manufacture Phonograph Records therefrom and all consents, approvals, copy information, credits, mechanical licenses for all Selections recorded in those Master Recordings or Masters and other material and documents required by us to release Phonograph Records embodying those Master Recordings or Masters and to manufacture album covers or other packaging therefor (including, without limitation, Artwork). Our election to pay to you any monies which were otherwise required to have been paid upon or promptly after your delivery to us of Masters or our election to release any Phonograph Record derived from any Master shall not be deemed to be an acknowledgment by us that delivery to us of that Master or Masters has been completed in accordance with the provisions of this subparagraph (i). Further, in either event, we shall not be deemed to have waived our right to require your complete and proper performance thereafter of your obligation to deliver to us any Masters or any of our remedies for your failure to do so in accordance with the provisions hereof,

                  (j) The term "EP" shall mean a twelve (12) inch thirty-three and a third (33-1/3) rpm or forty-five (45) rpm vinyl-disc Phonograph Record, or its cassette tape or other equivalent or substantial equivalent in any form or configuration, embodying no fewer than four (4) Musical Compositions and no more than seven (7) Musical Compositions;

                  (k) The term "Long-Play Single" shall mean a twelve (12) inch thirty-three and a third (33-1/3) rpm or forty-five (45) rpm vinyl-disc Phonograph Record, or its cassette tape equivalent or other equivalent or substantial equivalent in any form or configuration, embodying one (1) or more recordings of no more than three (3) different Musical Compositions,

                  (1) The term "Master Recording" shall mean every form of recording (whether now known or unknown), embodying sound alone, or sound accompanied by visual images, which may be used in the recording, production, or manufacture of Phonograph Records;

                  (m) The term "Master" shall mean a Master Recording embodying Artist's performances recorded during the Term;

                  (n) (i) The term "Mid-Price Audio-Visual Record" shall mean an Audio-Visual Record bearing a Royalty Base Price in the country in question in excess of sixty-six and two-thirds (66-2/3%) percent and less than eighty (80%) percent of the Royalty Base Price in that country of top-line Audio-Visual Records on which recordings of the majority of our artists are initially released in that country;

                      (ii) The term "Mid-Price Record" shall mean a Phonograph Record bearing a Royalty Base Price in the country in question in excess of sixty-six and two-thirds (66-2/3%) percent and less than eighty (80%) percent of the Royalty Base Price in that country of top-line Phonograph Records on which recordings of the majority of our artists are initially released in that country;

                  (o) The term "Multiple Album" shall mean a single package containing two (2) or more Albums, or their cassette tape or other equivalent or substantial equivalent in any form or configuration, which is sold as a single unit, and, where the context requires, Master Recordings sufficient to constitute a single package containing two (2) or more Albums, or their tape or other equivalent or substantial equivalent in any form or configuration, which is sold as a single unit;

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

                  (p) The terms "Musical Composition" and "Composition" shall mean a single musical composition and, for the purposes of computing mechanical royalties hereunder, shall include a medley;

                  (q) (i) With respect to Masters other than Audio-Visual Recordings, the term "Net Receipts" shall mean the flat-fee, if specifically attributable solely to one (1) or more Masters, or the royalty, as the case may be, received by us from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in those Masters, less all costs paid or incurred by us in connection with the exploitation of those rights and the collection of those monies, less all taxes and adjustments and less all royalties or other sums payable by us to any person, firm or corporation in connection with the exploitation of those rights, including, without limitation, royalties for the mechanical reproduction of the Selections embodied in those Masters, but excluding royalties or other sums payable to producers of those Masters, which shall be borne solely by you; and

                      (ii) With respect to Audio-Visual Recordings, the term "Net Receipts" shall mean an amount equal to the flat-fee, if specifically attributable solely to one (1) or more Audio-Visual Recordings, or the royalty, as the case may be, received by us from a person, firm or corporation from the exploitation by that person, firm or corporation of rights in those Audio-Visual Recordings, less twenty percent (20%) of those monies as a distribution fee, less all costs paid or incurred by us in connection with the exploitation of those rights and the collection of those monies and less all taxes and adjustments and less a royalties or other sums payable by us to any person, firm or corporation in connection with the exploitation of those rights, including, without limitation, royalties for the mechanical reproduction of the Selections embodied in those Audio-Visual Recordings, but excluding royalties or other sums payable to producers of the Masters embodied in those Audio-Visual Recordings and producers or directors of those Audio-Visual Recordings, which shall be borne solely by you;

                  (r) The term "Net Sales" shall mean ninety-percent (90%) of gross sales for which final payment has been received by us in United States Dollars in the United States, after deducting from gross sales returns, credits, and reserves against anticipated returns and credits;

                  (s) The term "Net Sales through Normal Retail Distribution Channels" shall mean Net Sales of Phonograph Records hereunder through our principal distributor in the country in question for resale through record or other retail stores for which a Record royalty is payable hereunder after the retention of reserves (and, without limiting the generality of the foregoing, shall exclude sales or distributions referred to in paragraph 9(b) above);

                  (t) The term "New Record" shall mean a Phonograph Record in any software medium in which recorded music is not in general commercial distribution in the

United States as of January 1, 1999, including, without limitation, the sale of Phonograph Records (or other exploitation of Masters) through the telephone, satellite, cable or other direct transmissions to the consumer over wire or through the air (as distinguished from radio or television advertised sales of Phonograph Records described in subparagraph 9(b)(i) above);

                  (u) The terms "Phonograph Record," "Record" or "Recording(s)" shall mean every form of reproduction (whether now known or unknown), embodying sound alone, or sound accompanied by visual images, distributed primarily for home use, school use, jukebox use, and use in means of transportation, including, without limitation, discs of any speed or size, reel-to-reel tapes, cartridges, cassettes, other pre-recorded tapes, or any digital copy, including, without limitation, so-called "temporary copy";

                  (v) The term "Royalty Base Price" shall mean the following amounts for the following Phonograph Records:

                      (i) (A) With respect to Phonograph Records (other than Audio-Visual Records) sold in the United States or Canada, the SRLP except as set forth below; and

                          (B) With respect to royalties payable on Net Sales of Phonograph Records in the United States or Canada for which the Royalty Base Price is the SRLP, we shall have the fight, at any time, at our election, to calculate royalties hereunder on the basis of our principal distributor's price (before consideration of any discounts resulting from the distribution of free goods), from time to time, to its customers in the United States of Phonograph Records, in lieu of the SRLP of those Phonograph Records, multiplied by an "uplift." As used in the immediately-preceding sentence, the term "our principal distributor's price" shall mean the lowest wholesale price paid by the largest category of customers to our principal distributor in the United States during the relevant semi-annual accounting period. If we elect to do so, then we shall calculate that uplift" as a fraction, the numerator of which is the SRLP of a Comparable Phonograph Record immediately prior to our discontinuance of retail-based calculations and the denominator of which is our principal distributor's price (before consideration of any discounts resulting from the distribution of free goods) to its customers in the United States of a Comparable Phonograph Record immediately prior to our discontinuance of retail-based calculations. The application of the foregoing provisions of this subparagraph shall not result in a reduction in the amount of royalties otherwise payable to you hereunder on a configuration-by-configuration basis immediately prior to our discontinuance of retail-based calculations. For purposes of this subparagraph, the term "Comparable Phonograph Record" shall mean a Phonograph Record of the same configuration, with the same packaging, and in the same price category as the Phonograph Record in question; and

                      (ii) With respect to Phonograph Records (other than Audio-Visual Records) sold outside 'of the United States and Canada:

                          (A) If an SRLP is established or utilized by our licensee (whether or not affiliated with us) in a particular country in accounting to us, then that particular SRLP established or utilized by our licensees shall apply to Phonograph Records hereunder;

                          (B) If an SRLP is not established or utilized by our licensee (whether or not affiliated with us) in a particular country in accounting to us on sales of Phonograph Records, then, at our election,
         (1) the price upon which mechanical royalties are generally computed and paid by major record companies (including, without limitation, our then-current principal distributor) in the country in question pursuant to the then-current agreement between major record companies and the mechanical reproduction rights society in that country or (2) an amount computed by multiplying the lesser of (aa) that percentage utilized by our affiliate or licensee in computing a retail related price or constructed price on which royalties are paid to us and (bb) one hundred twenty-six percent (126%), by the lowest of (aa) the so-called "published price to dealers," (bb) the lowest wholesale price paid to our or our affiliate's or licensee's principal distributor in the country in question by the largest category of customers during the relevant semiannual accounting period and (cc) the wholesale price which our licensee (whether or not affiliated with us) in a particular country uses in accounting to us for royalties.

                      (iii) With respect to Audio-Visual Records sold in any country of the world, an amount equal to the monies actually received by us in the United States (or credited to us in final reduction of an advance previously received by us in the United States) from the sale of those Audio-Visual Records (rather than their actual SRLP, wholesale price, published price to dealers or any other price), after deduction of a distribution fee of twenty percent (20%) of those monies; and

                      (iv) There shall be deducted from the Royalty Base Price an amount equal to any excise, sales, value added or comparable or similar taxes which are included therein;

                  (w) The term "Selection" shall mean a Musical Composition, poem, dramatic work, comedy routine, or other verbal expression;

                  (x) The term "Single" shall mean a seven (7) inch vinyl-disc Phonograph Record or its tape or other equivalent or substantial equivalent in any form or configuration; and

                  (y) Except as otherwise herein provided, the term "SRLP" shall mean those suggested retail list prices established by us or our affiliates or licensees from time to time for Phonograph Records in a particular configuration which shall be determined from time to time with reference to the relevant wholesale price in a manner that shall be applied consistently to a majority of our (or our licensees' or affiliates') then-current recording artists. With respect to New Records that are distributed by telephone, satellite, cable or other direct transmissions over wire or through the air, the term "SRLP" shall mean either those suggested retail list prices therefor, if any, established by us or our affiliates in accordance with the terms of the preceding sentence or those retail list prices charged to the ultimate consumer therefor, excluding any shipping and handling charges in connection therewith.


         19. Indemni1y. You hereby indemnify, save, and hold us harmless from any and all damages, liabilities, costs, losses and expenses (including legal costs and attorneys' fees) arising out of or connected with any claim, demand or action by us or by a third party which is inconsistent with any of the warranties, representations or covenants made by you in this Contract. You shall reimburse us, on demand, for any payment made by us at any time with respect to any damage, liability, cost, loss or expense to which the foregoing indemnity applies. Pending the determination of any claim, demand or action, we may withhold, at our election, payment of any monies otherwise payable to you hereunder or under any other agreement between you and us or our affiliates in an amount which does not exceed your potential liability to us pursuant to this paragraph.

         20. Assigment. We shall have the right, at our election to assign this Contract or any of our rights hereunder, in whole or in part, or to delegate any of our obligations hereunder, in whole or in part, to any person, firm or corporation. You shall not have the right to assign this Contract or any of your rights or to delegate any of your obligations hereunder.

         21. Notices. All notices to be given to you hereunder and all statements and payments to be sent to you hereunder shall be addressed to you at the address set forth on page I hereof or at such other address as you shall designate in writing from time to time. All notices to be given to us hereunder shall be addressed to us at the address set forth on page I hereof or at such other address as we shall designate in writing from time to time. All notices shall be in writing and shall either be served by personal delivery, certified mail, return receipt requested, or facsimile transmission (with a copy sent concurrently by certified mail, return receipt requested), all charges prepaid, except that statements and payments may be sent by regular mail. Notices to us must be sent to the attention of our Senior Vice President, Business & Legal Affairs. Except as otherwise provided herein, notices shall be deemed given when personally delivered, mailed as aforesaid, or transmitted by facsimile (with a concurrent copy mailed as aforesaid), all charges prepaid, except that notices of change of address shall be effective only after actual receipt. A copy of each notice to us shall be sent simultaneously to Law Office of Brad A. Rubens, LLC, 425 North 20th Street, Philadelphia, PA 19130, Attention: Brad Rubens.

         22. Micellaneous.

                  (a) This Contract sets forth your and our entire understanding relating to its subject matter. No modification, amendment, waiver, termination or discharge of this Contract or of any its terms shall be binding upon either of us unless confirmed by a document signed by you and by a duly authorized officer of ours. No waiver by you or us of any term of this Contract or of any default hereunder shall affect your or our respective rights thereafter to enforce that term or to exercise any right or remedy in the event of any other default, whether or not similar;

                  (b) We shall not be deemed to be in breach of any of our obligations hereunder unless and until you shall have given us specific written notice by certified or registered mail, return receipt requested, describing in detail the breach and we shall have failed to cure that breach within a reasonable period of time; and

                  (c) Our payment obligations under this Contract are conditioned upon your full and faithful performance of the terms hereof,

                  (d) Wherever your approval or consent is required hereunder, that approval or consent shall not be unreasonably withheld. We may require you to formally give or withhold approval or consent by giving you notice of our request that you do so and by furnishing you with the information or material in respect of which the approval or consent is sought. You shall give us written notice of your approval or disapproval or of your consent or non-consent within five (5) days after our notice is sent and in the event of your disapproval or non-consent your notice shall contain the specific reasons therefor. Your failure to give us notice as aforesaid shall be deemed to be consent or approval, as the case may be, with respect to the matter submitted;

                  (e) Nothing herein contained shall constitute a partnership, joint venture, or fiduciary relationship between you or Artist and us. Except as otherwise expressly provided herein, you and Artist are performing your obligations hereunder as independent contractors. No party hereto shall hold itself out contrary to the terms of this subparagraph 22(e) and neither you or Artist nor we shall become liable for any representation, act or omission of the other contrary to the provisions hereof,

                  (f) This Contract shall not be deemed to give any right or remedy to any third party whatsoever unless that right or remedy is specifically granted by us in writing to that third party;

                  (g) The provisions of any applicable collective bargaining agreement between us and any labor union or guild which are required by the terms of that agreement to be included in this Contract shall be deemed incorporated herein as if those provisions were expressly set forth in this Contract;

                  (h) In the event of any action, suit, or proceeding arising from or based upon this Contract brought by either party hereto against the other, the prevailing party shall be entitled to recover from the other its attorneys' fees in connection therewith in addition to the costs of that action, suit, or proceeding;

                  (i) Except as otherwise expressly provided herein all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy;

                  (j) THIS CONTRACT HAS BEEN ENTERED INTO IN THE COMMONWEALTH OF PENNSYLVANIA AND ITS VALIDITY, CONSTRUCTION, INTERPRETATION AND LEGAL EFFECT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES UNDER PENNSYLVANIA LAW). THE VENUE FOR ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS CONTRACT SHALL BE THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF PHILADELPHIA IN THE COMMONWEALTH OF PENNSYLVANIA. ACCORDINGLY, YOU AND WE AGREE THAT ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS CONTRACT SHALL BE COMMENCED IN AND DETERMINED BY THOSE APPROPRIATE STATES AND FEDERAL COURTS LOCATED IN THE COUNTY OF PHILADELPHIA 1N THE COMMONWEALTH OF PENNSYLVANIA. IN CONNECTION WITH THE FOREGOING, YOU AND WE EACH AGREE TO SUBMIT TO AND BE BOUND BY THE JURISDICTION OF THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF PHILADELPHIA IN THE COMMONWEALTH OF PENNSYLVANIA;

                  (k) This Contract shall not become effective until signed by all parties hereto (including being countersigned by a duly authorized officer of ours);

                  (1) The paragraph headings herein are solely for the purpose of convenience and shall be disregarded completely in the interpretation of this Contract or any of its terms;

                  (m) We may at any time during the Term obtain, at our cost, insurance on you and/or Artist. We or our designees shall be the sole beneficiary of that insurance and neither you, Artist, nor any person, firm or corporation claiming rights through or from you or Artist shall have any rights in that insurance. You and/or Artist shall submit to such physical examinations and to complete and deliver such forms as we may reasonably require and otherwise to cooperate with us fully for the purpose of enabling us to secure that insurance;

                  (n) Upon our request, you and/or shall render your services at such times and places as we may reasonably designate for the purpose of assisting us in the marketing, advertising and promotion of Phonograph Records hereunder. Among those services are engaging in interviews, participating in press conferences, posing at photography sessions and appearing on television and radio shows. Promptly after your submission to us of invoices or other suitable documentation therefor, we shall pay to you or reimburse you for the reasonable costs of travel and accommodations which are actually paid or incurred by you in connection with such services under this subparagraph 22(n), but you shall not pay or incur any costs or expenses in connection with such services under this subparagraph 22(n) which are to be paid or reimbursed by us unless you and we mutually agree in writing on the nature and extent of those costs and expenses. If we pay or incur any costs in connection with such services pursuant to this subparagraph 22(n) ("Promotional Services Costs"), those Promotional Services Costs shall not be recoupable from royalties earned by you and Artist hereunder. If, however, any third party pays to you or Artist any fee or other consideration for or in connection with your services pursuant to this subparagraph 22(n) (such as, but not limited to, a television appearance fee) and we pay or incur any Promotional Services Costs in connection therewith, then you shall pay to us all such fees and other consideration to the extent of our Promotional Services Costs in connection therewith. If you fail for any reason to pay to us those fees to the extent of our Promotional Services Costs, then, at our election, the amount of all such fees received by you and/or Artist from third parties in connection with rendering services pursuant to this subparagraph 22(n) in an amount equal to our Promotional Services Costs shall be deemed to be advances recoupable from any and all monies payable pursuant to this Contract,

                  (o) Neither you nor Artist shall render any services to or authorize or permit your or Artist's name or likeness or any biographical material concerning you or Artist to be used in any manner by any person, firm or corporation in the advertising, promoting or marketing of blank magnetic recording tape, digital audio tape or any other product or device intended to be sold, whether now known or hereafter developed, which may be used for the fixation of sound alone or sound together with visual images;

                  (p) You acknowledge and agree that you have been represented by independent legal counsel or have had the unrestricted opportunity to be represented by independent legal counsel of your own choice for purposes of advising you in connection with the negotiation and execution of this Contract. Additionally, you acknowledge and agree that either you or your independent legal counsel have had the opportunity to investigate and inquire about all of the relevant facts and circumstances in connection with your entering into and executing this Contract. If you have not been represented by independent legal counsel of your own choice for purposes of advising you in connection with the negotiation and execution of this Contract, you acknowledge and agree that your failure to be represented by independent legal counsel in connection with your negotiation and execution of this Contract was determined solely by you, without any interference by us or any person, firm or corporation related to us;

                  (q) The provisions of the Immigration Reform and Control Act ("IRCA") are mandatory. You agree to complete the Immigration and Naturalization Service Form 1-9 ("Employment Eligibility Verification Form") no later than concurrently with your execution of this Contract. You expressly acknowledge and agree that any and all payments to or on behalf of you under this Contract are conditioned upon your delivery to us of a completed Employment Eligibility Verification Form. This provision shall not in any way modify or alter the fact that you are performing your obligations hereunder as an independent contractor, except as otherwise expressly provided in this Contract;

                  (r) Nothing contained in the Contract or otherwise shall be deemed to authorize or permit you or Artist to pay or incur (and you and Artist shall not pay or incur) any cost or expenses without our prior written consent, which consent we may withhold in our sole discretion; and

                  (s) Unless otherwise specified herein or unless the context otherwise clearly requires, the masculine gender used herein includes the feminine and neuter genders, and the grammatically plural form of any term defined in the singular form hereunder shall also be the plural form of such defined term, and the grammatically singular form of any term defined in the plural form hereunder shall also be the singular form of such defined term.

         23. Sampling and Sampled Master. The following terms have the following meanings: The term "Sampling" refers to the use and reproduction of preexisting music material in a Master Recording intended to be a "Master"; the term "Other Material" refers to the pre-existing musical material which is used or embodied in a Master Recording intended to be a "Master"; and the term "Sampled Master" refers to a Master Recording which is delivered to us as a "Master" subject to this Contract embodying Other Material. You warrant, represent, covenant and agree as follows: concurrently with your delivery to us of any Master Recording as a "Master" subject to this Contract, you shall notify us in writing of any Sampling of Other Material in that Master Recording, and you shall notify us in writing of the names and addresses of the recording artist(s), recording companies, songwriters and publishers who have any right, title or interest in and to the Other Material embodied in that Master Recording intended to be delivered to us as a "Master" subject to this Contract as a result of that Sampling; no Sampled Master shall violate or infringe on the fights of any other person, firm or corporation, including, without limitation, the copyrights owned or controlled by any other person, firm or corporation; as between you, on the one part, and us, on the other part, you shall be solely responsible for and shall account for and pay to the persons, firms or corporations that own or control Other Material all monies to which those other person, firms or corporations are entitled to as a result of the Sampling of any Other Material in Sampled Masters subject to this Contract; and, as between you and us, you shall be solely responsible for obtaining all consents and licenses necessary or desirable in connection with the use and reproduction and licensing the use and reproduction of Other Material in Sampled Masters. No royalties, advances or other money shall be earned by or payable to you hereunder in connection with any Sampled Master and no Sampled Masters shall be deemed to be delivered to us in fulfillment of your Recording Commitment unless and until we obtain documentation reasonably satisfactory to us of the foregoing.

         If the foregoing correctly reflects your agreement with us, please so indicate by signing below.

                                             Very truly yours,

                                             ANTRA RECORDS GROUP, INC.

                                             By: /s/ Joseph M. Maxxxx CEO
                                                 ------------------------

AGREED AND ACCEPTED:

LEGAL GRIND ENTERTAINMENT, INC.

By: /s/ xxxxxxxxxxxxxxxxxxxxxx
    --------------------------

EIN:
     -------------------------

                                  EXHIBIT "A"


Date: __________________, 199_




Antra Music Group, Inc.
1515 Locust Street
Philadelphia, PA 19102

Gentlemen:

Pursuant to an exclusive recording agreement between Legal Grind Entertainment, Inc. ("Company") and Artist (the "Artist Agreement"), Company is entitled to Artist's exclusive recording services. Artist has been advised that concurrently herewith ANTRA is entering into an agreement with Company pursuant to which Company agrees to furnish Artist's exclusive services to perform at recording sessions for ANTRA (the "Furnishing Agreement"). Artist is familiar with each provision of the Furnishing Agreement relating to Artist's obligations, assents to the execution thereof, and agrees to be bound by all the restrictions and other provisions therein relating to Artist.

In consideration of ANTRA's executing the Furnishing Agreement and as a further inducement for ANTRA to do so (it being to Artist's benefit as a recording artist that ANTRA execute the same), Artist hereby agrees as follows:

          1. Company, at all times during the term of the Furnishing Agreement (as it may be extended), will be authorized to furnish Artist's recording services to ANTRA as provided in the Furnishing Agreement. Artist acknowledges that ANTRA will have no obligations to make any payments to Artist in connection with the services rendered by Artist or the fulfillment of Artist's other obligations under the Furnishing Agreement, except as provided in the Furnishing Agreement.

          2. If, during the term of the Furnishing Agreement or any extensions or renewals thereof, Company ceases to be entitled to Artist's recording services in accordance with the terms of the Artist Agreement, or if Company fails or refuses to furnish master recordings embodying Artist's performance to ANTRA, Artist, at ANTRA's request, will do all such acts and things so as to give ANTRA the same rights, privileges, and benefits as ANTRA would have had under the Furnishing Agreement if Company had continued to be entitled to Artist's recording services and if Company had continued to furnish master recordings to ANTRA; such rights, privileges, and benefits will be enforceable in ANTRA's behalf against Artist; and notwithstanding any breach by Company, all the terms and conditions contained in the Artist Agreement will be effective as if Company has assigned the Artist Agreement to ANTRA with Artist's consent. No termination or modification of the Artist Agreement will operate to diminish Artist's liability or obligations to ANTRA hereunder, and no breach of the Artist Agreement by Company will be sufficient cause for Artist to fail to fully perform for ANTRA pursuant to the Furnishing Agreement and this agreement.

          3. All of the terms, conditions and restrictions relating to Artist in the Furnishing Agreement will be binding upon Artist (whether performing alone or as part of a group) and regardless of the name(s) by which Artist may be identified in Artist's artistic endeavors. Company's rights, obligations, liabilities, prohibitions and restrictions contained in the Furnishing Agreement are applicable hereto and incorporated herein by reference. The substitution of, addition to, or subtraction from any of the present members of Artist may be done only upon the prior written approval of ANTRA, provided that any substituted or added individual will be deemed a party to this agreement and must agree in writing to be bound by all of the terms and conditions of this agreement. Artist will promptly deliver to ANTRA documents executed by that substituted or added member necessary or advisable in ANTRA's judgment to confirm that the new member has agreed to be so bound.

          4. Artist hereby confirms and joins in the granting to ANTRA of the rights specified in the Furnishing Agreement, including but not limited to, all rights in and to the results and proceeds of Artist's recording services and the right to use and publish Artist's names (legal, group and professional) and likenesses and to write and publish, and permit others to write and publish, articles concerning Artist for advertising and trade purposes in connection with records, the promotion of Artist and general goodwill or institutional advertising. Artist agrees that Artist will not, during the term of the Furnishing Agreement (or any extension or renewal thereof), perform for anyone other than ANTRA for the purpose of making Records, and Artist will not record any Compositions which are recorded or acquired under the Furnishing Agreement for anyone other than ANTRA except as provided in the Furnishing Agreement.

          5. Artist acknowledges that ANTRA is the exclusive owner of all rights of copyright in Masters and Records embodying the results and proceeds of Artist's recording services made pursuant to the Furnishing Agreement or during its term, including the exclusive right to copyright same as "sound recordings" in the name of ANTRA, to renew and extend such copyrights (and all rights in and thereto are hereby assigned to ANTRA), and to exercise all rights of the copyright proprietor thereunder as provided in the Furnishing Agreement.

          6. Artist is entitled to use the professional name ___________________ and to grant ANTRA the right to use said name as provided in the Furnishing Agreement, and no other person or entity will have the right to use said name or to permit it to be used in connection with the manufacture, distribution and commercial exploitation of records.

          7. ANTRA may, in its own name, institute any action or proceeding against Artist to enforce its rights under the Artist Agreement, the Furnishing Agreement and/or this agreement, and ANTRA will be entitled to equitable relief, including injunctive relief, to enforce the provisions of said agreements.

          8. Artist hereby acknowledges that the Artist Agreement provides that, as of the end of each of the first seven Contract Years of the Artist Agreement (or, if later, the first seven Contract Years of this agreement), each member of Artist will have received Compensation (as defined below) of not less than the following amounts:

          First Contract Year: Nine Thousand Dollars ($9,000.00);

          Second Contract Year: Twelve Thousand Dollars ($12,000.00);

          Third Contract Year: Fifteen Thousand Dollars ($15,000.00);

          Fourth Contract Year: Fifteen Thousand Dollars ($15,000.00);

          Fifth Contract Year: Fifteen Thousand Dollars ($15,000.00);

          Sixth Contract Year. Fifteen Thousand Dollars ($15,000.00); and

          Seventh (and any applicable succeeding) Contract Year: Fifteen Thousand Dollars ($15,000.00).

Compensation paid in any Contract Year in excess of the minimums specified above shall apply to reduce the Compensation otherwise required above to be paid in any subsequent Contract Year. Artist warrants and represents that the term of the Artist Agreement commenced on _______, 19__, and Artist has been paid all minimum Compensation required above for that portion of the term of the Artist Agreement prior to the commencement of the term hereof. In the event the Compensation paid to any member of Artist is below the amount described above as of thirty (30) days prior to the end of the applicable Contract Year, such member of Artist will give ANTRA written notice containing specific reference to this paragraph 8 and specifying such deficiency. Such notice may be given no earlier than thirty (30) days nor later than fifteen (15) days prior to the expiration of the Contract Year concerned. Promptly after its receipt of such notice, during the term of the Furnishing Agreement, ANTRA will pay the actual amount of any such deficiency on Company's behalf, which payment shall be a pre-payment of any monies due under the Artist Agreement (other than Mechanical Royalties). Any failure by ANTRA to make such payment will not constitute a material breach of this agreement. As used in this paragraph 8 (a) Contract Year means the annual period beginning on the first day of the term of the Artist Agreement or this agreement, as applicable, and each subsequent annual period during the continuance of the term hereof; and (b) Compensation means all monies paid by ANTRA or Company to the member of Artist (including, but not limited to, Advances and Record royalties, but not including Mechanical Royalties). Artist hereby warrants and represents that all Compensation paid to Artist under the Artist Agreement has been and will be divided in such a way so as to ensure payment of the minimum Compensation, as required in this paragraph 8.

          9. Artist agrees to indemnify, save and hold ANTRA harmless from and against any liability, loss, damage, cost or expense (including reasonable counsel fees) paid or incurred by ANTRA by reason of any breach by Artist of the covenants, warranties, or representations contained herein or in the Artist Agreement or Furnishing Agreement, and agree to reimburse ANTRA on demand for any payment made by ANTRA after the date hereof with respect to any of the foregoing.

          10. This agreement is entered into in the Commonwealth of Pennsylvania and the validity, interpretation and legal effect of this agreement will be governed by the laws of such Commonwealth applicable to contracts entered into and performed entirely within such Commonwealth. The Pennsylvania courts only will have jurisdiction of any controversies regarding this agreement. Any process or any action, suit or proceeding arising out of or relating to this agreement may, among other methods, be served upon Artist by delivering it or mailing it in accordance with the Furnishing Agreement.

   Very truly yours,

      /s/ Shanell D Graham            )
------------------------------------- )
   [_____________]                    )
                                      )
                                      )
      /s/ Bobby Graham                )
------------------------------------- )
   [_____________]                    )       p/k/a "Sheeba Black"
                                      )             --------------
                                      )       (collectively and individually
                                      )       referred to in this Agreement as
      /s/ Lolechia Graham             )       "Artist")
------------------------------------- )
   [_____________]                    )
                                      )
                                      )
------------------------------------- )
   [_____________]                    )
   Social Security No.____________    )


                                         AGREED AND ACCEPTED:

                                         ANTRA MUSIC GROUP, INC.



                                         By: /s/ Joseph M. Marrone, CEO
                                             -------------------------

                                         LEGAL GRIND ENTERTAINMENT, INC.

                                         By: /s/ xxxxxxxxxxxxxxxxx
                                             -------------------------
                                             An Authorized Signatory

                                   EXHIBIT B

                              PRODUCER DECLARATION


                   I, the undersigned, declare that I have read and understand those relevant portions of the agreement between Legal Grind Entertainment, Inc. ("Company") and _________________________________________ (professionally known as "__________________________" and referred to below as "Artist") dated _____________________ ("Artist Agreement") that pertain to my record production endeavors.

                   I hereby certify that I have produced or will have produced certain master recordings embodying Artist's featured performance ("Masters") pursuant to an agreement between Company and me ("Producer Agreement") which provides for valuable consideration to be paid to me. As part of my material obligations pursuant to the Producer Agreement and for the express and direct benefit of Company and Antra Music Group ("Antra"), I hereby:


                    A. Grant to Company and Antra the perpetual right to use and publish and to permit others to use and publish my name, signature, approved likeness, and approved biographical material concerning me for advertising and trade purposes in connection with the sale and exploitation of masters and records manufactured from masters recorded pursuant to the Artist Agreement, or to refrain therefrom.

                    B. Agree to look solely to Company for the payment of any advances, fees and/or royalties, as the case may be, and will not assert any claim in this regard against Antra or attempt to prevent the manufacture, sale or distribution of phonograph records manufactured from Masters produced under the terms and conditions of the Artist Agreement and the Producer Agreement. Any payments that I may receive from Antra in connection with the exploitation of Masters or my services pursuant to Producer Agreement shall have been made solely as an accommodation to Company and nothing contained herein, in the Producer Agreement or in the Artist Agreement shall constitute me a beneficiary of or party to the Artist Agreement or any agreement between Antra and Company or Artist.

                    C. Acknowledge and agree that each Master recorded under the Producer Agreement embodying the results and proceeds of my services (i) is prepared within the scope of the Company's engagement of my personal services and is a "work made for hire" or (ii) is prepared as part of a long-playing phonograph record (or its substantial equivalent) which constitutes a work specially ordered by Company or Antra for use as a contribution to a collective work and shall be considered a "work made for hire." I further acknowledge that Antra is the exclusive owner of copyright with respect to each such Master and any "sound recording" or "phonorecord" or "copy" manufactured therefrom (individually and collectively called the "Work"), and that Antra has the right to exercise all rights of the copyright proprietor with respect thereto, including, but not limited to, all exclusive right specified in 17 U.S.C. ss. 106 and the exclusive right to register copyright in the name of Antra.

                    D. Notwithstanding the provisions of paragraph C above, I agree that to the extent, if any, that I may be deemed an "author" of any Work, I hereby irrevocably transfer, grant, convey and assign to Antra, exclusively, perpetually and throughout the universe, all exclusive right, title and interest in and to such Work, including, but not limited to, all exclusive right of the copyright owner as specified in 17 U.S.C. ss. 106. I hereby grant to Antra a power of attorney, irrevocable and coupled with an interest, to execute for me and in my name, all documents and instruments necessary or appropriate to effectuate the intents and purposes of this paragraph D and to accomplish, evidence and perfect the rights granted to Antra pursuant to this paragraph D including but not limited to documents to apply for and obtain all registration of copyrights in and to any such Work, and documents to assign such copyrights to Antra.

                    E. Agree that I shall not produce or co-produce, prior to the date three (3) years after the Master shall have been delivered to Antra in accordance with the provisions of the Artist Agreement, any recording for any person, firm or corporation other than Antra which embodies, in whole or in part, any of the selections recorded in the Masters.

                                                         /s/ XXXXXXXXXXXXX
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